Exhibit 10.37

Block:	4964,	Lot:	47

3101/3 Foster Avenue a/k/a 3102/4 Newkirk Avenue, Brooklyn, New York

Block:	4995,	Lot:	30

3202-3224 Foster Avenue a/k/a 1402-1416 New York Avenue, Brooklyn, New York

Block:	4964,	Lot:	40

1368 New York Avenue a/k/a 1350-1372 New York Avenue, Brooklyn, New York

Block:	4967,	Lot:	40

3505 Foster Avenue a/k/a 3301-3505 Foster Avenue, Brooklyn, New York

Block:	4981,	Lot:	1

1401 New York Avenue a/k/a 1401-1419 New York Avenue, Brooklyn, New York

Block:	4981,	Lot:	50

1402 Brooklyn Avenue a/k/a 1402-1420 Brooklyn Avenue, Brooklyn, New York

Block:	5000,	Lot:	200

1405 Brooklyn Avenue a/k/a 1421 & 1425 Brooklyn Avenue, Brooklyn, New York

RECORD and RETURN TO:

New York Community Bank
Attn: Loan Servicing- LN # 110669583
NYCB Plaza, 102 Duffy Avenue- 3rd Floor
Hicksville, New York 11801

Renaissance Equity Holdings LLC A, Renaissance Equity Holdings LLC B, Renaissance
Equity Holdings LLC C, Renaissance Equity Holdings LLC D, Renaissance Equity Holdings
LLC E, Renaissance Equity Holdings LLC F, and Renaissance Equity Holdings LLC G
(Borrower)

to

New York Community Bank
(Lender)

MORTGAGE,
ASSIGNMENT OF LEASES AND RENTS
AND SECURITY AGREEMENT

Date: As of October 31, 2014
Original Maximum Principal Balance: $20,000,000.00

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MORTGAGE,
ASSIGNMENT OF LEASES AND RENTS
AND SECURITY AGREEMENT

Mortgage, Assignment of Leases and Rents and Security Agreement dated as of the 31st day of October, 2014 (“Mortgage”) given by Renaissance Equity Holdings LLC A, Renaissance Equity Holdings LLC B, Renaissance Equity Holdings LLC C, Renaissance Equity Holdings LLC D, Renaissance Equity Holdings LLC E, Renaissance Equity Holdings LLC F and Renaissance Equity Holdings LLC G, each a New York limited liability company, and each with a principal place of business at 4611 12th Avenue, Apt. 1L, Brooklyn, New York 11219 (individually and collectively, “Borrower” or “Mortgagor”), to New York Community Bank, a New York banking corporation, with a place of business at NYCB Plaza, 102 Duffy Avenue - 3rd Floor, Hicksville, New York 11801 (“Lender” or “Mortgagee”).

Preliminary Statements. Reference is made to the loan of even date herewith in the sum of Twenty Million and 00/100 Dollars (US $20,000,000.00), lawful money of the United States made by Lender to Borrower (“Loan”), to be paid with interest thereon, evidenced by the $20,000,000.00 Mortgage Note dated as of October ___, 2014 made by Borrower and payable to Lender (as the same may be amended, renewed or restated, the “Note”).

Article 1
Grant

Section 1.1           Property. Borrower hereby irrevocably mortgages, grants, bargains, sells, pledges, sets over, assigns, warrants, transfers and conveys to Lender, and grants a security interest to Lender in, all of the following property, rights, interests and estates now owned or hereafter created, acquired by Borrower or accruing in Borrower’s favor (collectively, the “Property” or the “Mortgaged Property”):

(1)         Land. All of the estate, right, title and interest of Borrower in and to those certain parcels of real property known as and by the street numbers (i) 3101/3 Foster Avenue a/k/a 3102/4 Newkirk Avenue, Brooklyn, New York, (ii) 3202-3224 Foster Avenue a/k/a 1402-1416 New York Avenue, Brooklyn, New York, (iii) 1368 New York Avenue a/k/a 1350-1372 New York Avenue, Brooklyn, New York, (iv) 3505 Foster Avenue a/k/a 3301-3505 Foster Avenue, Brooklyn, New York, (v) 1401 New York Avenue a/k/a 1401-1419 New York Avenue, Brooklyn, New York, (vi)1402 Brooklyn Avenue a/k/a 1402-1420 Brooklyn Avenue, Brooklyn, New York and (vii) 1405 Brooklyn Avenue a/k/a 1421 & 1425 Brooklyn Avenue, Brooklyn, New York, County of Kings, State of New York, as more fully described in described in Schedule A annexed hereto and made a part of this Mortgage (“Land”),

(2)         Improvements.  All structures, buildings and improvements, including additions, enlargements, extensions, utility services and hook-ups, modifications, repairs, and replacements, of every kind and description now or any time hereafter located or placed on the Land (“Improvements”),

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(3)         Fixtures.   All fixtures now or hereafter attached to the Land or Improvements, including all plumbing, heating, air conditioning, lighting, ventilating, refrigerating, disposal and incinerating equipment and all other engines, boilers, dynamos, elevators and tanks (“Fixtures”),

(4)         Other Property Rights.  All other rights and interests on, under, above or related to the Land and/or Improvements and/or Fixtures, including all appurtenances, easements, rights of way or uses, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights and all water, ditch, well, reservoir and drainage rights, mineral rights, air rights and development rights, and all land lying in the bed of any street, road or avenue, in front of or adjoining the Land to the center thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto and all minerals, crops, timber, trees, shrubs, flowers and landscaping features now or hereafter located on, under or above the Land (“Other Property Rights”),

(5)         Real Property Rights.  All real property rights, whether at law or in equity, in possession or in expectancy, including all estates, rights, titles, interests, franchises, privileges, licenses, liberties, servitudes, tenements, hereditaments and appurtenances, reversions and remainders, rents, issues, profits and revenue in any way belonging, relating or appertaining to any interests mortgaged hereby including the Land, Improvements, Personal Property, Fixtures and/or Other Property Rights or any part thereof (“Real Property Rights”),

(6)         Personal Property.  All personalty including, all furniture, furnishings, goods, equipment, inventory or personal property now or at any time located on, attached to or used in and about the Improvements or in connection with operation of the Improvements, or in connection with activity conducted at the Real Estate, including all machines, engines, boilers, furnaces, fuel oil, coal, motors, dynamos, elevators, tanks, cabinets, awnings, screens, shades, blinds, carpets, draperies and all appliances, plumbing, gas, electric, electric light, heating, air conditioning, lighting, ventilating, refrigerating, disposal, incinerating equipment, vacuum cleaning systems, sprinkler systems and other fire preventing or extinguishing equipment and materials, stoves, ranges, refrigerators, washing machines, clothes dryers, dishwashers, refuse compactors, saunas and all building materials and equipment hereafter situated on or about the Real Estate and all warranties and guaranties relating thereto, and all additions thereto and substitutions and replacements thereof (“Personal Property”),

(7)         Permits and Approvals.  All permits and approvals including all water taps, sewer taps, certificates of occupancy, certificates of completion, permits, Governmental Approvals, licenses, authorizations, variances, franchises, certificates, consents, approvals and other permits, rights and privileges now or hereafter obtained in connection with the Real Estate or the Improvements (“Permits”),

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(8)         Leases and Rents.  All leases and rents including oil, gas and mineral leases, subleases, occupancies, tenancies, lettings, concessions, licenses and occupancy agreements and all agreements of every kind relating to the use, enjoyment or occupancy of all or any part of the Real Estate, whether written or oral, now or hereafter entered into whether before or after the filing by or against Borrower of any petition for relief under the United States Bankruptcy Code, 11 USC sec. 101, et seq., with any tenant, subtenant, lessee, licensee, occupant or other party (“Tenants”), all as amended or modified from time to time (the “Leases”) and all rents, royalties, issues, deposits, profits, revenue, income and other benefits of the assets specified in this definition of “Property”, including all amounts payable and all rights and benefits accruing to Borrower under the Leases or under any other contract or agreement including housing assistance payment contracts and all such similar contracts (“HAP Contract”) issued by or entered into by any Person including a Governmental Authority (all of the foregoing, collectively, the “Rents”) and all guarantees of, letters of credit covering, and cash or securities deposited to secure performance by the Tenants of their obligations under any Lease, whether said guaranties, letters of credit, cash or securities are to be held until the expiration of the term of the applicable Lease or applied to one or more of the installments of Rent coming due prior to the expiration of said term (“Tenant Security”),

(9)         Reserves.  All cash funds, deposit accounts and other rights and evidence of rights to cash, now or hereafter created or held by Lender pursuant to this Mortgage or any other Loan Document (“Reserves”),

(10)        Property Agreements.   All contracts and agreements entered into covering or related to the use, operation, maintenance, repair, restoration or management of any or all of the Real Estate and all revenue, income and other benefits thereof, including all track agreements, easement agreements, access agreements, developer’s or utility agreements, management agreements, service contracts, maintenance contracts, equipment leases, personal property leases and contracts or documents relating to construction on any part of the Real Estate (including plans, drawings, surveys, tests, reports, bonds, Governmental Approvals, architectural renderings, models, specifications, studies and data now or hereafter relating to the Real Estate) (“Property Agreements”),

(11)        Utility Deposits.  All deposits given to any public or private utility with respect to utility services furnished to all or any part of the Real Estate,

(12)        General Intangibles.  All funds, accounts, instruments, accounts receivable, documents, causes of action, claims, general intangibles including trademarks, trade names, service marks and symbols now or hereafter used in connection with any part of the Real Estate, all names by which the Real Estate may be operated or known, all rights to carry on business under such names and all rights, interest and privileges which Borrower has or may have as developer or declarant under any covenants, restrictions or declarations now or hereafter arising from or by virtue of any transactions related to the Real Estate,

(13)        Building Materials and Plans.  All building materials, supplies and equipment placed in, on or used in conjunction with the Real Estate,

(14)        Insurance.  All right, title and interest of Borrower in any insurance policies or binders now or hereafter relating to the Property (including title insurance policies and policies of Required Insurance), including any unearned premiums thereon and Borrower’s interest in and to all proceeds of any such insurance policies including the right to collect and receive such proceeds,

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(15)        Condemnation.  All right, title and interest of Borrower in and to any and all awards, damages, payment or other compensation, and any and all claims therefor and rights thereto, which may result from taking or injury by virtue of the exercise of the power of condemnation or eminent domain to all or any portion of the Property,

(16)        Books and Records.  All Books and Records relating to or used in connection with the “Property” including those specified in Article 10,

(17)        Bonds.  All right, title and interest of Borrower under completion bonds, performance bonds, payment bonds and other similar bonds and surety agreements and arrangements related to the Property or any party thereof,

(18)        Tax Certiorari.  All refunds, rebates or credits in connection with reduction in Real Property Taxes charged or assessed against the Property including those as a result of tax certiorari proceedings, tax protests, tax reduction applications and similar proceedings,

(19)        Causes of Action.  All causes of action and claims, including all causes of action or claims arising in tort, by contract, by fraud or by concealment of material fact, against any Person for damages or injury to the Property including those in connection with any transactions financed in whole or in part with proceeds of the Note (“Cause of Action”) and the right, in the name and on behalf of Borrower, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Lender in the Property,

(20)        Additions and Proceeds.  All additions, accessions, replacements, substitutions, proceeds and products of the Property, and

(21)        Other Rights.  All other greater, lesser or equal rights and interests of every nature in the Property or in the possession or use of the Property including any income therefrom.

Section 1.2  Mortgage and Fixture Filing.  Borrower and Lender agree that (1) this Mortgage is both a real property mortgage and a “security agreement” within the meaning of the applicable Uniform Commercial Code, and (2) this Mortgage constitutes a “fixture filing” for purposes of the applicable Uniform Commercial Code.

Section 1.3 Secured Obligations.  This Mortgage and the grants, assignments and transfers made in respect of the Property secure the payment of all amounts due and owing or to come due under any of the Loan Documents (“Secured Obligations”) including: (1) the Indebtedness, (2) all interest, including default interest, all fees, including all exit fees, all charges and other payment obligations under this Mortgage and the other Loan Documents, including yield maintenance payments and prepayment premiums, (3) payment and performance of all obligations of Borrower under this Mortgage and each of the other Loan Documents, (4) all sums advanced pursuant to this Mortgage or any other Loan Document, including those advanced to protect and preserve the Property and the Lien created by this Mortgage and (5) all fees, costs, charges and expenses incurred by Lender that Borrower is required to pay to Lender in accordance with the terms of this Mortgage or any other Loan Document including those specified in Section 15.3(H).

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Article 2
Definitions

Section 2.1           Definitions.   For purposes of this Mortgage the following terms have the following meanings:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, or is controlled by, shares control with or is under common control with such Person. The term “control” means the possession, directly or indirectly, of the power to cause or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliated Manager” has the meaning specified in “Event of Default Definitions” (Section 12.1).

“Assignment of Leases and Rents” has the meaning specified in “Assignment of Leases and Rents” (Section 5.4).

“Bankruptcy Event” means any one or more of the following: (i) the commencement of a voluntary case under one or more of the Insolvency Laws; (ii) a Person is not able to or admits in writing that it is unable to pay such Person’s debts generally as they mature; (iii) the making of a general assignment for the benefit of creditors; (iv) a Person becomes insolvent; (v) an involuntary case under one or more Insolvency Laws; (vi) the petition or application for the appointment of, or the appointment of a receiver, liquidator, custodian, sequestrator, trustee or other similar officer who exercises or attempts to exercise control over a Person or any of the assets of a Person provided that any proceeding or case under subsection (v) or (vi), immediately above, is not dismissed within 45 days after filing.

“Books and Records” has the meaning specified in “Books and Records” Section 1.1(16)).

“Borrower” means the Borrower described on page 2 of this Mortgage.

“Business Interruption Insurance Deductible” means an amount not to exceed $20,000.00.

“Casualty” means any casualty, damage, injury, destruction or loss occurring to all or any part of the Property.

“Casualty Insurance Deductible” means $20,000.00.

“Casualty Insurance Proceeds” means all insurance proceeds which Borrower is entitled to receive or which are payable or due or to come due under any insurance policy as a result of a Casualty, pursuant to the Required Insurance.

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“Condemnation” has the meaning specified as “Condemnation Definitions” (Section 7.1).

“Default” means any of the events specified in “Events of Default” (Section 12.2), whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“DSCR” means Debt Service Coverage Ratio which is the ratio as determined by the Lender of Net Operating Income to the annual principal and interest payable on the Loan.

“Environmental Laws” has the meaning specified in “Environmental Definitions” (Section 8.1).

“Escrow Fund” has the meaning specified in “Escrow Fund” (Section 4.7).

“Event of Default” has the meaning specified in “Events of Default” (Section 12.2).

“Fixtures” has the meaning specified in “Fixtures” (Section 1.1(3)).

“Governmental Approvals” means any authorization, consent, or approval of and Governmental Authority including any license, permit, or certification issued by, or any exemption of, registration or filing with, or report or notice to, any Governmental Authority.

“Governmental Authority” means any nation or national government including the federal government of the United States of America, any state or state government, any municipality or municipal government, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any other subdivision, council, department, branch or agency of any of the foregoing.

“Guarantor” means David Bistricer, and each other Person that guarantees payment or performance of all or any part of the Secured Obligations.

“Guaranty” means each guaranty executed by a Guarantor.

“Hazardous Materials” has the meaning specified in “Environmental Definitions” (Section 8.1).

“Improvements” has the meaning specified in “Improvements” (Section 1.1(2)).

“Indemnified Parties” has the meaning specified in “Environmental Definitions” (Section 8.1).

“Indemnitor” collectively means Renaissance Equity Holdings LLC A, Renaissance Equity Holdings LLC B, Renaissance Equity Holdings LLC C, Renaissance Equity Holdings LLC D, Renaissance Equity Holdings LLC E, Renaissance Equity Holdings LLC F and Renaissance Equity Holdings LLC G, David Bistricer, and each other Person that indemnifies Lender in connection with the Loan, the Property or any matter concerning and/or relating to the Loan including any of the Secured Obligations.

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“Indemnity Agreement” means each agreement executed by an Indemnitor pursuant to which such Indemnitor provides an indemnity, whether environmental or otherwise.

“Insolvency Laws” means the United States Bankruptcy Code, 11 U.S.C. § 101, et seq., together with any other federal or state law affecting debtor and creditor rights or relating to the bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding or any proceeding (civil or criminal) under which assets are subject to levy, attachment, sequestration, seizure, forfeiture or divestiture.

“Investors” has the meaning specified in “Dissemination of Information” (Section 14.3).

“Land” has the meaning specified in “Land” (Section 1.1(1)).

“Laws” means any present or future domestic or foreign, national, federal, state, provincial, local or municipal statute, law, rule, regulation, ordinance, order, code, decree, policy, requirement or rule of common law, now or hereafter in effect, in each case as amended, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise, including any judicial or administrative order, decree (including a consent decree or consent order), judgment or agreement with any Governmental Authority, and all permits, licenses, approvals and authorizations issued by any Governmental Authority, and including parking, zoning, building, subdivision and land use Laws.

“Leases” has the meaning specified in “Leases and Rents” (Section 1.1(8)).

“Lender” means New York Community Bank, the Lender described on page 2 of this Mortgage.

“Lender’s Title Policy” has the meaning set forth in Section 3.1(4).

“License to Collect Rents” has the meaning specified in “Assignment of Leases and Rents” (Section 5.4).

“Lien” means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise) or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable Law of any jurisdiction to evidence any of the foregoing.

“Loan Documents” means the Note, this Mortgage and each other document and agreement executed or delivered in connection with the Loan, the Note or this Mortgage.

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“Losses” has the meaning specified in “Environmental Definitions” (Section 8.1).

“LTV” means Loan to Value ratio, as determined by the Lender, of the then current unpaid principal balance of the Loan to the lesser of (i) the purchase price of the Real Estate (if purchased in the past twelve months) or (ii) the value of the Real Estate as established by a current appraisal acceptable to the Lender.

“Mortgage” means this Mortgage, Assignment of Leases and Rents and Security Agreement.

“Mortgage Amount” means $20,000,000.00.

“Net Operating Income” shall mean the actual income generated by the Property based upon a then current rent roll (annualized) of the Real Estate less the greater of (i) the actual expenses of the Real Estate or (ii) the expenses set forth in a then current appraisal of the Real Estate acceptable to the Lender.

“Note” has the meaning specified in the Preliminary Statements.

“Obligated Party” has the meaning specified in “Event of Default Definitions” (Section 12.1).

“Other Property Rights” has the meaning specified in “Other Property Rights” (Section 1.1(4)).

“Organizational Documents” has the meaning specified in “Single Purpose Entity Definitions” (Section 9.1).

“Participations” has the meaning specified in “Transfer of Loan” (Section 14.1).

“Permits” has the meaning specified in “Permits and Approvals” (Section 1.1(7)).

“Permitted Liens” means (1), as of the date hereof, Liens for Real Property Taxes not yet due and payable, (2), subsequent to the date hereof, Liens for Real Property Taxes as to which Lender has sufficient funds in the Escrow Fund to pay and discharge and (3) exceptions shown in the title insurance policy insuring the Lien of this Mortgage.

“Person” means an individual, partnership (including a limited liability partnership), corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, tenancy-in-common arrangement, Governmental Authority or other entity of whatever nature.

“Personal Property” has the meaning specified in “Personal Property” (Section 1.1(6).

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“Power of Sale” means any Law which permits the holder of this Mortgage to foreclose this Mortgage by power of sale and/or to sell any portion of the Property through either judicial or non-judicial means or at a judicial or non-judicial sale. If the Property is located in the State of New York, the meaning of such term shall also include the power to sell pursuant Article 14 of the Real Property Actions and Proceeding Law of New York and similar Laws.

“Principal of the Borrower” means (i) any member, shareholder or partner of the Borrower, (ii) any other owner of an equity interest in Borrower, (iii) any member, shareholder, partner or equity owner of any entity which either directly or indirectly through any other entity(ies) has an equity interest in Borrower and/or (iv) any member, shareholder, partner or equity owner of any such other entity(ies).

“Prohibited Transfer” has the meaning specified in “Event of Default Definitions” (Section 12.1).

“Property” has the meaning specified in “Property” (Section 1.1).

“Property Agreements” has the meaning specified in “Property Agreements” (Section 1.1(10)).

“Real Estate” means the Land, the Improvements, the Fixtures, the Other Property Rights and the Real Property Rights.

“Real Property Rights” has the meaning specified in “Real Property Rights” (Section 1.1(5)).

“Real Property Taxes” has the meaning specified in “Escrow Fund” (Section 4.7).

“Release” has the meaning specified in “Environmental Definitions” (Section 8.1).

“Remedial Work” has the meaning specified in “Environmental Definitions” (Section 8.1).

“Rents” has the meaning specified in “Leases and Rents” (Section 1.1(8)).

“Replacement” has the meaning specified in “Application of Condemnation Proceeds” (Section 7.5).

“Required Insurance” has the meaning specified m “Maintenance of Insurance” (Section 6.3).

“Reserves” has the meaning specified in “Reserves” (Section 1.1(9)).

“Restoration” has the meaning specified in “Application of Insurance Proceeds” (Section 6.12).

“Restricted Parties” has the meaning specified m “Event of Default Definitions” (Section 12.1).

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“Restrictive Covenants” has the meaning specified in “Compliance with Laws, Permits and Restrictive Covenants” (Section 4.1(4)).

“Sale or Encumbrance” means a voluntary or involuntary transfer or conveyance of a legal or beneficial right, title or interest, whether by sale, lease, assignment, grant of options, right of first refusal, gift, donation, operation of law, or otherwise, or the granting, creation, incurrence, assumption or existence of a Lien or the entering into any agreement to do any of the foregoing.

“Secured Obligations” has the meaning specified in “Secured Obligations” (Section 1.3).

“Securities” has the meaning specified in “Transfer of Loan” (Section 14.1).

“Tenant” has the meaning specified in “Leases and Rents” (Section 1.1(8)).

“Tenant Security” has the meaning specified in “Leases and Rents” (Section 1.1(8)).

“UCC Collateral” has the meaning specified in “Remedies Under the UCC” (Section 13.1(10)).

“Umbrella Liability Coverage Amount” means umbrella liability insurance in a coverage amount of at least $5,000,000.00 per occurrence.

Section 2.2           Rules of Interpretation.   When used in this Mortgage: (1) “or” is not exclusive, (2) any pronouns used shall include the corresponding masculine, feminine and neuter form, (3) a reference to a Law includes any amendment or modification of such Law, (4) terms defined in the singular have the same meaning when used in the plural and vice versa, (5) a reference to an agreement, instrument or document includes any amendment or modification of such agreement, instrument or document, to the extent and provided that such amendment or modification is in accordance with the terms of such agreement, instrument or document and is permitted under the Loan Documents and (6) the word “including” means “including, but not limited to,”. Capitalized terms have the meanings specified in “Definitions” (Article 2) or as elsewhere defined herein or in the Loan Documents. Terms which are defined in the Note and which are used herein shall have the meanings ascribed to them in the Note. The term “Borrower” shall also mean “Mortgagor” and the term “Lender” shall also mean “Mortgagee”.

Article 3
Mortgage Lien and Security Interest

Section 3.1           Representations and Warranties.   Borrower represents and warrants to Lender as follows:

(1)         Name of Borrower.   The exact legal name of Borrower is the name specified on page 2 of this Mortgage. Borrower has not been known by any other name during the ten (10) years prior to the date of this Mortgage.

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(2)         Jurisdiction of Formation of Borrower.   Borrower is formed under the laws of the State of New York.

(3)         Location for Filing of Financing Statement.   With respect to any item of Property that is personal property in which a security interest can be perfected by the filing of a UCC financing statement, the filing of such a statement with the Secretary of State of New York and the Kings County Register’s Office will perfect the security interest of Lender in such Property.

(4)         No Restrictions on Property.   Other than as expressly set forth in the mortgagee title policy delivered to and insuring the Lender in connection with the origination of the Loan (“Lender’s Title Policy”), to the best of Borrower’s knowledge, none of the Property is subject to a restriction that prohibits, restricts or limits (a) the grant of a Lien in such Property, (b) the perfection of the Lien granted by this Mortgage (including the priority of such Lien), or (c) the exercise by Lender of its rights, remedies and powers under this Mortgage or otherwise.

(5)         Lien and Claims.   This Mortgage creates a valid Lien in the Property and such Lien secures the payment and performance of all Secured Obligations. The Lien of this Mortgage on the Property is a second priority Lien. Borrower owns the Property free and clear of all Liens, including mechanic’s or similar Liens, except for Permitted Liens.

Section 3.2           Filing of Financing Statement.   Borrower hereby authorizes Lender or its designee at any time and from time to time, to execute (in the name of Borrower) and to file financing statements and amendments covering the Property in such jurisdictions as Lender may deem necessary or desirable to perfect the Lien granted by Borrower under this Mortgage.

Section 3.3           Actions to Perfect Security Interest.   Borrower agrees that from time to time, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary, or that Lender may reasonably request or deem desirable, for the attachment, perfection and maintenance of the priority, of the Lien of this Mortgage on any and all of the Property or to enable Lender to exercise and enforce any and all of its rights, powers and remedies under this Mortgage or otherwise with respect to any and all of the Property.

Section 3.4           Change of Name, Etc.   Borrower agrees not to change its name or jurisdiction of formation. Borrower agrees not to change its principal place of business without giving Lender at least thirty (30) days’ prior notice.

Section 3.5           Reporting Requirements.   Borrower will immediately notify Lender if (1) any claim, including any attachment, levy, execution or other legal process, is made against any or all of the Property, or (2) any representation and warranty included in this Mortgage would no longer be true if made on such date. Borrower will furnish to Lender from time to time statements and schedules further identifying and describing the Property and such other reports in connection with such Property as Lender may request, all in detail as reasonably required by Lender.

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Article 4
Property

Section 4.1 Representations and Warranties. Borrower represents and warrants that:

(1)         Title.   Borrower has good, valid, subsisting, insurable and marketable title to the Real Estate in fee simple and good and marketable title to the rest of the Property, in each case free and clear of all Liens other than Permitted Liens. All Real Property Taxes due and owing as of the date of this Mortgage have been paid as of the date when due.

(2)         No Agreements to Transfer the Property.   Other than as expressly set forth in Lender’s Title Policy, none of the Property is subject to any agreement which provides for the conveyance of any right, title or interest in such Property, whether through a Sale or Encumbrance, other than the Leases and, with respect to Leases, same contain no option(s) to purchase all or any portion of the Property and contain only those rights which (a) are usually and routinely found in favor of tenants and (b) were made in Borrower’s (or its predecessor’s) ordinary course of business.

(3)         Condition of the Property.   Other than as set forth in any engineering or other reports obtained by Lender, and to the best of Borrower’s knowledge, the Improvements and Fixtures are structurally sound, in good repair and free of patent or latent defects in materials and workmanship, and all major building systems located within the Improvements, including the heating, air conditioning, electrical and plumbing systems, are in good working order and condition. The Personal Property is in good repair and free of patent defects in materials and workmanship. The Property is free from damage caused by a Casualty.

(4)         Compliance with Laws, Permits and Restrictive Covenants.   Other than as set forth in any searches provided to Lender in connection with the Loan, each item of Property is in compliance with all applicable Laws. Borrower possesses and is in compliance with all Permits required for the ownership and operation of the Property. Other than as set forth in any searches provided to Lender in connection with the Loan, the Property is in compliance with each condition, easement, right-of-way, covenant or restriction affecting the Property (“Restrictive Covenants”). If there is a Casualty, the damaged Improvements can legally be reconstructed to their condition prior to such Casualty without violating any Law and without the necessity of obtaining any variances or special permits. The use of the Property is in conformity with the certificate of occupancy presently issued for the Property. Neither the zoning nor any other right to construct, use or operate the Property is in any way dependent upon or related to any other property.

(5)         Encroachment.   Other than as expressly set forth in Lender’s Title Policy, none of the Improvements lies outside of the boundaries or building restriction lines of the Land or Improvements and no buildings or other improvements located on adjoining properties encroach upon or encumber the Property. Other than Permitted Liens, there are no easements or other encumbrances upon the Property which encroach upon any of the Improvements so as to affect the value or marketability of the Property.

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(6)         Litigation.   There is no action, suit or proceeding pending or, to the knowledge of Borrower, threatened against or affecting the Property which would have a material effect upon the Property or the zoning of the Property.

(7)         Property Agreements.   Borrower or its predecessor has entered into each Property Agreement required for the ownership, operation and maintenance of the Property. Borrower represents that (a) each Property Agreement is in full force and effect, (b) no party to any such Agreement has failed to perform any material obligation under any such Agreement, and (c) there are no outstanding defaults under any such Agreement. Borrower represents that (a) no offset or any right of offset exists with respect to continued contributions to be made by any party to any Property Agreement, (b) no exclusions or restrictions on the use, operation, management of, or construction on the Property, including non-compete agreements, exists in any Property Agreement, and (c) no party to any Property Agreement has given notice of a breach or default under any such Agreement.

(8)         Utility Services.   All utility services, including electricity, power, gas, oil, water, telephone, and sanitary sewer service, necessary for the use and operation of the Property are available to the Property. All such utility services are located either in the public right-of-way abutting the Property or in recorded easements serving the Property.

(9)         Access to and Use of Property.   All streets, roads, highways, bridges and waterways necessary for access to, and full use, occupancy, operation and disposition of the Land and the Improvements are completed, are dedicated to and accepted by all appropriate Governmental Authorities and are open and available to the Land and the Improvements without further condition or cost to Borrower.

(10)        Flood Zone or Wetlands.   None of the Land consists of, or is classified as, wetlands, tidelands or swamp or overflow lands and none of the Land is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards.

(11)        Tax Parcel.   The Land is taxed separately without regard to any other real estate and constitutes one legally subdivided lot under all applicable Law, and for all purposes may be dealt with as an independent parcel in connection with any Sale or Encumbrance of such Land.

(12)        Commercial Property.   There is no homestead right or any other similar right or exemption available to Borrower affecting the Property.

(13)        Assessments.   There are no pending or, to Borrower’s knowledge, proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

(14)        Use of Property.   The Property is used exclusively as fifty-nine multifamily buildings including 2,496 residential apartments with 860 garage parking spaces.

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(15)        Filing and Recording Taxes.   All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under applicable Law in connection with the transfer of the Property to Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar taxes required to be paid under applicable Law in connection with execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents have been paid. All Real Property Taxes, other taxes and governmental assessments due and owing in respect of the Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established pursuant to this Mortgage.

Section 4.2           Covenants with Respect to the Property.   Borrower covenants and agrees:

(1)         Ownership of Property.   Borrower shall at all times maintain good, indefeasible and marketable title in fee simple to the Real Estate and good and marketable title to the rest of the Property, subject only to Permitted Liens. Borrower agrees to take all actions required to defend and preserve all of its right, title and interest in the Property and the rights granted pursuant to this Mortgage. Borrower will not create, incur, assume or suffer to exist any Lien upon or with respect to any or all of the Property, except Permitted Liens. Any Sale or Encumbrance of the Property in violation of this Mortgage is null and void and of no force and effect.

(2)         Maintenance of Property and Mechanics’ Liens.   Borrower shall maintain or cause to be maintained all of the Improvements, Fixtures and Personal Property in good and safe condition and shall maintain same in good rentable condition at all times, whether or not occupied. Borrower shall not commit or suffer any waste of all or any part of the Improvements, Fixtures or Personal Property. Neither the value of the Property nor the Lien hereof will be diminished or impaired in any way by any act or omission of the Borrower or any successor in interest thereto and Borrower will not do or permit to be done to, in, upon or about the Property, that may in any way impair the value thereof or weaken, diminish or impair the Property. Borrower shall promptly repair, restore, replace or rebuild any part of the Property damaged or destroyed. All such repairs shall be on a basis consistent with the operation and maintenance of well maintained commercial properties comparable in type and location to the Property and in compliance with prudent industry practice and all applicable Laws. Lender may make whatever advances it deems necessary as a result of Borrower’s Default and/or in order to preserve and protect the Property. Nothing contained herein shall preclude Borrower from defending in good faith any such bills or costs. Borrower will promptly pay when due all bills and costs for labor, materials, utilities and all other services incurred in connection with or rendered to the Property and any other claims or charges which, if unpaid, could result in or permit the creation of a Lien on all or any part of the Property. Borrower will not permit any drilling or exploration for an extraction, removal or production of any minerals from the surface or subsurface of the Land.

(3)         Changes to Property.   Borrower shall not (1) abandon the Property or leave the Property unprotected or deserted, (2) change the use of the Property for which all or any part of the Property was intended at the time this Mortgage was executed, (3) make any structural alterations to the Property, (4) demolish, remove or structurally alter the Improvements, or (5) remove or alter any of the Fixtures or Personal Property from the Property, unless such Fixture or Personal Property is obsolete and of no further utility in operating the Property or such Fixture or Personal Property is replaced by an item of equal or better suitability and value and such replacement item is owned by Borrower free and clear of any Liens other than Permitted Liens.

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(4)         Changes Affecting the Real Estate.   Borrower shall not (1) cause or permit any partition of the Property, (2) initiate, join in or acquiesce in, or consent to, any change in the zoning classification (including any variance under any existing zoning ordinance applicable to the Property), Restrictive Covenant, zoning Law or other public or private restriction, limiting or defining the uses which may be made of all or any part of the Property, (3) permit the use of the Property to become a non-conforming use under applicable zoning Laws, (4) file any subdivision or parcel map affecting the Property, (5) amend, modify or consent to any easement or Restrictive Covenant, pertaining to the Property, or (6) take any steps to convert the Property, or any portion thereof, to a condominium or cooperative form of ownership.

(5)         Permits, Laws and Restrictive Covenants.   Borrower agrees to take all actions required to obtain and maintain all Permits required for the construction, ownership, use and operation of the Property. Borrower agrees to comply with all applicable Laws, Permits and Restrictive Covenants applicable to the construction, use, operation, maintenance, repair and restoration of the Property.

(6)         No Joint Assessment.   Borrower shall not suffer, permit or initiate a joint assessment of the Property with any other real property constituting a tax lot separate from the Property.

(7)         Plans and Specifications.   To the extent Borrower possesses same, Borrower shall maintain a complete set of final plans, specifications, blueprints and drawings for the Improvements either at the Property or in a particular office at the headquarters of Borrower to which Lender has access.

Section 4.3           Property Reporting Requirements.   Borrower shall promptly notify Lender: (1) of any proposed zoning reclassification, variance, conditional or special use permit, subdivision plat or annexation affecting the Real Estate, (2) if any Law, Permit or Restrictive Covenant is violated, and such violation could affect title to the Real Estate or Borrower’s existing or intended use of the Real Estate, or result in Liens, fines, or penalties being imposed on the Real Estate, and (3) of all written communications received by Borrower amending, modifying or affecting any Permits then required to be in effect for the ownership, construction, maintenance or operation of the Property.

Section 4.4           Inspection of Property.   Lender and any Persons authorized by Lender shall have the right, upon reasonable advance notice to Borrower and at reasonable times, and subject to the rights of tenants to (1) enter and inspect the Property, and (2) inspect all work done, labor performed and materials furnished in and about the Improvements.

Section 4.5           Use of Lender’s Name.   Borrower will not use the names either of Lender or any of Lender’s Affiliates in connection with the development and operation of the Property.

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Section 4.6           Property Payments.   To the extent not escrowed for by the Lender pursuant to Section 4.7, below, or if the amounts maintained within the Escrow Fund are insufficient to pay, when due, any of the following items, Borrower will pay, and upon request of Lender, will submit to Lender receipts evidencing such payments, as they become due, all Real Property Taxes, all personal property taxes and assessments, all fees for utility services rendered to the Property including water and sewer charges (whether metered or assessed on a frontage basis), general and special assessments, insurance premiums for all Required Insurance, Permit fees, inspection fees, license fees, ground rents, maintenance charges and similar charges, franchise fees, equipment rents, all encumbrances of every kind against Borrower or the Property, any charge which, if unpaid, would become a Lien against the Property and any and all amounts required to maintain, protect, repair or restore the Property (and all before such amounts become delinquent and before any interest attaches or penalty is incurred) and, in the event Borrower fails to pay any such amounts or in the event of an emergency, the Lender may in its sole discretion, but shall not have the obligation to, advance and make payment of same.

Section 4.7           Escrow Fund.   Borrower shall establish a fund (“Escrow Fund”) sufficient to pay and discharge, with respect to the Property, all taxes, assessments, non-metered water and sewer charges, frontage charges, flood insurance (if Land is located in a federal special flood hazard area), hazard, liability and other property insurance premiums (at the option of Lender), municipal charges, governmental impositions and other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land (“Real Property Taxes”). Initial deposits of Real Property Taxes shall be made by Borrower to Lender in amounts determined by Lender in its discretion on the date hereof. Borrower shall pay to Lender on the first day of each calendar month occurring after the date hereof one-twelfth (1/12) of an amount which would be sufficient to pay the Real Property Taxes payable, or estimated by Lender to be payable, upon the due dates established by the appropriate taxing authority(ies) during the next ensuing twelve (12) months. Borrower agrees to notify Lender immediately of any changes to the amounts, schedules and instructions for payment of any Real Property Taxes of which Borrower has obtained knowledge and authorizes Lender or its agent to obtain the bills for Real Property Taxes directly from the appropriate tax authority.

Provided there are sufficient amounts in the Escrow Fund and no Event of Default exists, Lender shall pay the Real Property Taxes as they become due on their respective due dates on behalf of Borrower by applying amounts in the Escrow Fund to the payments of such Real Property Taxes. If the amount of the Escrow Fund exceeds the amounts due for Real Property Taxes, Lender may, in its discretion, return any excess to Borrower or credit such excess against future payments to be made to the Escrow Fund. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the owner of the Property. If the Escrow Fund is not sufficient to pay the items set forth above, Borrower shall promptly pay to Lender, upon demand, an amount which Lender shall reasonably estimate as sufficient to make up such deficiency. The Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Lender. Unless required by applicable Law, no earnings or interest on the Escrow Fund shall be payable to Borrower or any other Person.

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In the events that (a) water and/or sewer charges are assessed against the Property on a metered basis and (b) the Borrower fails to timely pay such charges to the applicable Governmental Authority, the Lender (y) shall be entitled (but not required) to pay same and/or (z) may require the Borrower to pay to the Lender a sum of money equal to 150% of the amount of such charges (annualized), as determined by Lender on the basis of examination of historical records, current estimated usage or such other data available to Lender, and the Borrower shall immediately pay such sum to the Lender upon demand which funds shall be held by Lender in a non-interest bearing account or may be comingled with its general funds and may be used by Lender to pay such outstanding charges, held as additional collateral or applied in reduction of any amounts due and owing to the Lender.

Section 4.8           Intentionally omitted.

Section 4.9           Taxes on Lender/Moratorium Laws.   Borrower will pay any taxes (except income, franchise or similar taxes) now or hereafter imposed on Lender by reason of its ownership of the Note or this Mortgage. In the event of the passage after the date hereof of any Law deducting from the value of Property for the purposes of taxation any Lien thereon or changing in any way the laws of taxation of mortgages or debts secured by mortgages or the manner of the collection of any such taxes, so as to adversely affect this Mortgage, the holder hereof shall have the right to give thirty days’ written notice to the owner of the Property requiring the payment in full of the Note and all other sums due hereunder and if such notice is given, the Note and all other sums due hereunder shall become due and payable and collectible at the expiration of said thirty days. If this Mortgage is now or shall hereafter be protected or affected by moratorium laws or by any other statute or statutes preventing Lender from foreclosing for nonpayment of principal upon the Maturity Date (“Moratorium Laws”), Borrower hereby undertakes to continue to pay amortization, plus interest at the Default Rate, monthly to Lender (if Lender so elects and only so long as the Moratorium Laws protect Borrower), such monthly payments to commence on the Maturity Date and monthly thereafter for as long as the Moratorium Laws remain in effect, such amortization based upon the greater of (a) amortization payments due in the last year of this Mortgage prior to the Maturity Date or (b) amortization required by the Moratorium Laws. In the event that Borrower defaults in the payment of any such installment of amortization on any due date, Lender shall have the right to foreclose solely by reason of such default. Upon the expiration of the protection(s) afforded by any Moratorium Laws, the entire unpaid principal balance of the Loan plus all other sums due and owing pursuant to the Note and hereunder shall become immediately due and payable.

Section 4.10         Payment of the Indebtedness Secured Obligations/Terms of Note.   Borrower shall pay the Indebtedness and all other Secured Obligations including any and all other interest, charges, fees, costs and expenses that may come due thereunder or under any Loan Document. The terms and provisions of the Note and all other Loan Documents are incorporated herein by reference.

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Article 5
Leases and Rents and Assignment of Leases and Rents

Section 5.1           Representations and Warranties.   Borrower represents and warrants that (1) Borrower is the sole owner of the entire lessor’s interest in the Leases, Rents and Tenant Security, (2) all existing Leases are in full force and effect and are enforceable in accordance with their respective terms and comply with applicable Law, (3) the terms of all alterations, modifications and amendments to the Leases are reflected in the certified rent roll of the Property delivered to Lender in connection with the closing of the Loan (the “Rent Roll”), (4) Borrower has delivered to Lender a true, correct and complete list of all Tenant Security which have not been applied, all of which are held by Borrower in accordance with the terms of the applicable Lease and applicable Law, (5) there is no Sale or Encumbrance by Borrower of landlord’s interest under any of the Leases and Rents, (6) other than the collection of Rent for the first and/or last month of a Lease, none of the Rents have been collected for more than one (1) month in advance (it being understood that a Tenant Security shall not be deemed Rent collected in advance) and Borrower shall not hereafter collect any Rents more than one (1) month in advance, (7) all work required to be performed by Borrower under each Lease has been performed as required and the premises demised under the Leases have been accepted by the applicable Tenant and such Tenant has taken possession of the same on a rent-paying basis (8) to the Borrower’s knowledge, there exist no offsets or defenses to the payment of any portion of the Rents, (9) no Rent has been waived, released or otherwise discharged or compromised, (10) all payments due under the Leases are current and are consistent with the Rent Roll (or, if there are any Rent delinquencies, same are specified in the Rent Roll), (11) there are no agreements with the Tenants other than expressly set forth in each written Lease, (12) no Lease contains an option to purchase, right of first refusal to purchase, or any other similar provision, (13) no Person has any possessory interest in, or right to occupy, the Property or any part thereof except under and pursuant to a written Lease, (14) each Lease is subordinate to this Mortgage, either pursuant to its terms or a recorded subordination agreement, (15 no Lease has the benefit of a non-disturbance agreement that would be considered unacceptable to prudent institutional mortgagees, (16) no brokerage commissions or finders fees are due and payable regarding any Lease (17) each Lease is an arms-length transaction and is made at then current market rents and terms, (18) Borrower has not performed, and Borrower covenants and agrees that it will not perform, any acts and has not executed, and shall not execute, any instrument which would prevent Lender from exercising its rights under this Article and (19) Borrower has received no notice from any Tenant challenging the validity or enforceability of any Lease and (20) to the Borrower’s knowledge, there are no material breaches or defaults of any Leases by Borrower.

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Section 5.2           Leases and Rents.  Borrower covenants and agrees that Borrower shall (1) perform all the obligations of the landlord under each Lease, (2) use best efforts to keep the Property leased at all times to Tenants, (3) promptly send copies to Lender of all notices of material default which Borrower sends or receives with respect to any non-residential Lease, (4) use best efforts to enforce all of the terms, covenants and conditions contained in the Leases upon the part of each Tenant to be observed or performed, (5) other than the collection of Rent for the first and/or last month of a Lease, not collect any of the Rents more than one (1) month in advance, (it being understood that Tenant Security shall not be deemed Rent collected in advance), nor grant any Tenant any right to prepay Rent more than one (1) month in advance, (6) not execute any assignment of the landlord’s interest in the Leases or the Rents, (7) not materially, adversely change the terms of any Lease, (8) keep in full force and effect and not cancel or terminate any Lease (except for defaults thereunder) or accept a surrender thereof or convey or transfer or suffer or permit a conveyance or transfer of the Property or of any interest therein so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, Tenants thereunder, (9) not cancel, release (except upon termination of the applicable Lease) or change the terms of any Tenant Security, (10) not consent to any assignment of, or subletting under, the Leases, unless required to do so by Applicable Laws, (11) after the date hereof, only enter into Leases on the standard form of Lease approved by Lender, (12) only enter into Leases that are a result of an arms-length transaction and only enter into Leases with Persons that are not Affiliates of Borrower, (13) not enter into a single Lease or a series of related Leases for more than five percent (5.00%) of the total rentable space of the Property, (14) promptly upon Lender’s request, execute and record any additional assignments of the landlord’s interest under any Lease to Lender, (15) not do, or permit to be done, anything to impair the value of the Leases as security for the Secured Obligations, (16) not grant any Tenant any option, right of first refusal or other right to purchase all or any portion of the Property, (17) not enter into any Leases (other than residential Leases, on then market rates and market terms and in accordance with applicable Law) without the consent of Lender such consent not to be unreasonably withheld or delayed and (18) not engage in any action(s), omission(s), malfeasance or nonfeasance which would constitute the constructive eviction or attempted constructive eviction of any Tenant. Upon request, Borrower shall furnish Lender with executed copies of all Leases. Each non residential Lease entered into subsequent to the date hereof shall provide that in the event of the enforcement by Lender of the remedies provided for hereby or by Law, the Tenant thereunder will, upon request and at the option of any Person succeeding to the interest of Borrower as a result of such enforcement, automatically become the lessee of said successor in interest and attorn to said successor in interest, without change in the terms or other provisions of the Lease, provided, however, that (A) said successor in interest shall not be bound by (i) any payment of Rent for more than one (1) month in advance, except prepayments in the nature of Tenant Security to the extent actually received by said successor in interest or (ii) any amendment or modification of the Lease made without the consent of Lender or such successor in interest. Each Lease shall also provide that (a) the Lease is subordinate to this Mortgage and (b) for each non-residential Lease upon request by said successor in interest, such Tenant shall execute and deliver an instrument or instruments confirming such attornment. Lender hereby refers to Section 291-f of the Real Property Law of the State of New York and Borrower acknowledges Lender’s rights under the statute, specifically with respect to subparagraphs 5, 7, 8 and 9 as hereinabove set forth. Lender shall have all the rights against lessees of the Mortgaged Property as set forth in Section 291-f of the Real Property Law ofNew York.

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Borrower shall, promptly upon Lender’s request, deliver to Lender an executed copy of each Lease then in effect. All Leases shall be on forms approved by Lender, shall be for initial terms of at least six months and, with respect to individual apartment residential Leases, not more than two years, and shall not include options to purchase. If customary in the applicable market, residential Leases with terms of less than six months may be permitted with Lender’s prior written consent.

Borrower shall not lease any portion of the Property for non-residential use except with the prior written consent of Lender, such consent not to be unreasonably withheld or delayed, and Lender’s prior written approval of each Lease. Borrower shall not modify the terms of, or extend or terminate, any Lease for non-residential use (including any Lease in existence on the date of this Instrument) without the prior written consent of Lender, such consent not to be unreasonably withheld or delayed. Borrower shall, without request by Lender, deliver an executed copy of each non-residential Lease to Lender promptly after such Lease is signed. All non-residential Leases, including renewals or extensions of existing Leases, shall specifically provide and shall be deemed to include provisions that (1) such Leases are subordinate to the lien of this Instrument (unless waived in writing by Lender); (2) the Tenant shall attorn to Lender and any purchaser at a foreclosure sale, such attornment to be self-executing and effective upon acquisition of title to the Property by any purchaser at a foreclosure sale or by Lender in any manner; (3) the Tenant agrees to execute such further evidences of attornment as Lender or any purchaser at a foreclosure sale may from time to time request; (4) the Lease shall not (unless the Lender determines at any time to the contrary) be terminated by foreclosure or any other transfer of the Property; (5) after a foreclosure sale of the Property, Lender or any other purchaser at such foreclosure sale may, at Lender’s or such purchaser’s option, accept or terminate such Lease; and (6) the Tenant shall, upon receipt after the occurrence of an Event of Default of a written request from Lender, pay all Rents payable under the Lease to Lender.

Section 5.3           Tenant Security.   Borrower will not commingle any Tenant Security with any other assets of Borrower.

Section 5.4           Assignment of Leases, Rents.   (1) As part of the consideration for Lender’s issuance of the Loan to Borrower, Borrower absolutely and irrevocably assigns to Lender all of Borrower’s right, title and interest in, to and under all present and future Leases and Rents and Tenant Security and all proceeds from the sale or other disposition of such Leases, Rents and Tenant Security (“Assignment of Leases and Rents”). This Assignment of Leases and Rents is immediately effective and is a present, absolute and irrevocable transfer and assignment, not an assignment for security purposes only, and Lender’s right to the Leases and Rents and Tenant Security and the proceeds thereof is not contingent upon, and may be exercised without possession of, all or any portion of the Property and without further action by the Borrower. Promptly upon request by Lender, Borrower agrees to execute and deliver such further assignments as Lender may from time to time require. (Notwithstanding the definition of the term “Property” hereinbefore set forth, for purposes of giving effect to this absolute assignment of the Lease and Rents, and for no other purpose, the Leases and Rents shall not be deemed to be a part of the “Property; however, if this present, absolute and unconditional assignment of the Leases and Rents is not enforceable by its terms under the laws of the Property Jurisdiction, then the Leases and Rents shall be included as a part of the Property and it is the intention of the Borrower that in this circumstance this Mortgage create and perfect a Lien on the Leases and Rents in favor of Lender, which lien shall be effective as of the date of this Instrument.)

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(2)         Notwithstanding such Assignment of Leases and Rents

(i)          Lender confers upon Borrower a revocable license to collect and retain the Rents as they become due and payable and not in advance (“License to Collect Rents”). Borrower shall hold the Rents and all sums received pursuant to any Lease or Tenant Security or a portion thereof sufficient to discharge all current sums due on the Secured Obligations, in trust for Lender for use in the payment of such sums and shall apply all Rents to pay the installments of interest and principal then due and payable under the Note and the other amounts then due and payable under the other Loan Documents, including the Escrow Fund and all current costs and expenses of managing, operating and maintaining the Property, including utilities, Real Property Taxes and insurance premiums for Required Insurance, tenant improvements and other capital expenditures. So long as no Event of Default has occurred and is continuing, the Rents remaining after application pursuant to the preceding sentence may be retained and/or subject to the payment of all current debt service and other expenses of maintaining the Property, distributed by Borrower free and clear of, and released from, Lender’s rights with respect to Rents under this Instrument.

(ii)         As part of the License to Collect Rents, Lender also confers upon Borrower all rights, power and authority granted to Borrower under any Lease (except as otherwise limited by this Article or elsewhere herein), including the right, power and authority to modify the terms of any Lease or extend or terminate any Lease.

(3)         From and after the occurrence and during the existence of an Event of Default, and without the necessity of Lender entering upon and taking and maintaining control of the Property directly, or by a receiver, (i) Borrower’s License to Collect Rents shall automatically terminate, (ii) Lender shall without notice be entitled to all Rents as they become due and payable, including Rents then due and unpaid, (iii) the authority granted in in Section 5.4(2)(ii) shall be automatically revoked, (iv) Borrower authorizes Lender to collect, sue for and compromise Rents and directs each Tenant to pay all Rents to, or as directed by, Lender, (v) Borrower shall, upon Borrower’s receipt of any Rents pay the total amount of such receipts to the Lender, (vi) Borrower shall pay to Lender upon demand all Rents to which Lender is entitled and (vii) Lender immediately shall have all rights, powers and authority granted to Borrower under any Lease, including the right, power and authority to modify the terms of any such Lease, or extend or terminate any such Lease. At any time on or after the date of Lender’s demand for Rents, Lender may give, and Borrower hereby irrevocably authorizes Lender to give, notice to all Tenants of the Property instructing them to pay all Rents to Lender, no Tenant shall be obligated to inquire further as to the occurrence or continuance of an Event of Default, and no Tenant shall pay to or be obligated to pay to Borrower any amounts which are actually paid to Lender in response to such a notice. Any such notice by Lender shall be delivered to each Tenant personally, by mail or by delivering such demand to each rental unit. Borrower shall not interfere with and shall cooperate with Lender’s collection of such Rents.

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(4)         If an Event of Default has occurred and is continuing, Lender may, regardless of the adequacy of Lender’s security or the solvency of Borrower and even in the absence of waste, enter upon and take and maintain full control of the Property in order to perform all acts that Lender in its discretion determines to be necessary or desirable for the operation and maintenance of the Property, including the execution, cancellation or modification of Leases, the collection of all Rents, the making of repairs to the Property and the execution or termination of contracts providing for the management, operation or maintenance of the Property or for such other purposes as Lender in its discretion may deem necessary or desirable.

(5)         Borrower acknowledges and agrees that the exercise by Lender, either directly or by a receiver, of any of the rights conferred under this Article or elsewhere herein shall not be construed to make Lender a mortgagee-in-possession of the Property so long as Lender has not itself entered into actual possession of the Real Estate. The acceptance by Lender of the assignment of the Leases and Rents pursuant to this Article and the exercise of any rights hereunder shall not at any time or in any event obligate Lender to take any action under this Mortgage or to expend any money or to incur any expenses. Lender shall not be liable in any way for any injury or damage to person or property sustained by any person or persons, firm or corporation in or about the Property other than those arising by reason on Lender’s gross negligence or willful misconduct. Lender shall not (i) be obligated to perform any of the terms, covenants and conditions contained in any Lease (or otherwise have any obligation with respect to any Lease); (ii) be obligated to appear in or defend any action or proceeding relating to any Lease or the Property; (iii) be responsible for the operation, control, care, management or repair of all or any portion of the Property; (iv) be responsible or liable for any waste committed on the Property by any Tenant or Person, (v) be responsible for any dangerous or defective condition of the Property, (vi) be responsible for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any Tenant, licensee, employee, invitee or other Person, (vii) be responsible for or impose upon Lender any duty to produce Rents or profits, or (viii) be required to exercise any of the rights, remedies or powers granted to Lender under this Mortgage. The execution of this Mortgage by Borrower shall constitute conclusive evidence that all responsibility for the operation, control, care, management and repair of the Property is and shall be that of Borrower.

Article 6
Insurance

Section 6.1           Insurance Definitions.  For purposes of this Mortgage the following terms have the following meanings:

“Full Replacement Cost” means (1) with respect to the Improvements and Fixtures, the cost of replacing the Improvements and Fixtures without regard to deduction for depreciation, and (2) with respect to Personal Property, the cost of replacing such Personal Property.

“Rental Income” means the sum of (1) the total of the then ascertainable Rents payable under the Leases, and (2) the total ascertainable amount of all other amounts to be received by Borrower from third parties which are the legal obligations of Tenants.

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Loan No. 110669583 File No. 123-32531	04-09-11

Section 6.2           Conditions of Property.   Borrower represents and warrants that Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in any or all of the Property which could (1) adversely affect the insurability of any or all of the Property, (2) cause the imposition of increased premiums or charges or (3) cause the termination of any insurance policy or bond.

Section 6.3           Maintenance of Insurance.   Borrower will maintain at all times the following types of insurance upon or related to the Property (collectively, “Required Insurance”):

(1)         Casualty Insurance.   “All risk” coverage insurance against loss or damage to the Property from all risk perils, including acts of terrorism (foreign or domestic), fire, lightning, wind, hail, flood, earthquake, subsidence, vandalism, riot or civil commotion, malicious mischief, burglary and theft. The amount of such insurance shall not be less than one hundred percent (100%) of the Full Replacement Cost of the Improvements, Fixtures, and Personal Property owned by Borrower from time to time. The determination of the amount of the Full Replacement Cost shall be adjusted annually to comply with the requirements of the insurer providing such coverage or, at Lender’s election, by reference to such indexes, appraisals or information as Lender determines in its discretion. Absent such annual adjustment, each policy shall contain inflation guard coverage insuring that the policy limit will be increased over time to reflect the effect of inflation. Each policy or policies shall contain a replacement cost endorsement and either an agreed amount endorsement (to avoid the operation of any co-insurance provisions) or a waiver of any co-insurance provisions. Co-insurance is not permitted and, in all events, the amount of such insurance shall be sufficient to prevent Lender from becoming a co-insurer within the terms of the applicable policies and under applicable Law. The maximum deductible under such insurance will not exceed the Casualty Insurance Deductible.

(2)         Comprehensive General Liability Insurance.   Commercial general liability insurance for personal injury, bodily injury, death and property damage liability in amounts not less than $1,000,000 per occurrence, $2,000,000 aggregate (exclusive of umbrella coverage). Lender may require Borrower to increase the amount of such liability insurance maintained by Borrower should Lender deem an increase to be reasonably prudent under then existing circumstances. Such policy must include coverage for premises and operations, products and completed operations, independent contractors, blanket contractual liability, hired, owned and non-owned automobile liability, and innkeeper’s legal liability.         No deductible is permitted under such liability insurance.

(3)         Business Interruption Insurance.   Business interruption and/or loss of Rental Income insurance in amounts sufficient to avoid any co-insurance penalty and to compensate Borrower for all Rents during a period for twelve (12) months from the date of the Casualty, plus one hundred eighty (180) days extended period of indemnity, subject to a deductible not to exceed the Business Interruption Insurance Deductible. The amount of coverage shall be adjusted annually to reflect the Rents payable during the succeeding twelve (12) month period. Borrower hereby assigns the proceeds of such insurance to Lender, to be applied by Lender in payment of the interest and principal on the Note, insurance premiums for all Required Insurance and Real Property Taxes until such time as the Improvements shall have been restored and placed in full operation, at which time, provided there are no outstanding Events of Default, the balance of such insurance proceeds, if any, held by Lender shall be paid over to Borrower.

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(4)         Major Equipment Property Insurance.   Broad form boiler and machinery insurance covering the major components of the Real Estate including central heating, air conditioning and ventilating systems, boilers, other pressure vessels, high pressure piping and machinery, elevators and escalators, if any, and other similar equipment installed in the Improvements, in an amount equal to one hundred percent (100%) of the Full Replacement Cost of the Improvements. Such policies shall insure against physical damage to and loss of occupancy and use of the Improvements arising out of an accident or breakdown of any of such equipment.

(5)         Flood Insurance.   If the Land or any part thereof is identified by the Secretary of Housing and Urban Development and/or the Federal Emergency Management Agency as being situated in an area now or subsequently designated as having special flood hazards (including those areas designated as Zone A or Zone V), flood insurance in an amount equal to the lesser of (1) one hundred percent (100%) of the Full Replacement Cost of the Improvements, or (2) the maximum amount of available flood insurance. The maximum deductible under such insurance will not exceed $20,000.00.

(6)         Other Customary Insurance.   Such other insurance as is usually carried by companies engaged in the same or a similar business as Borrower and similarly situated and such other insurance in such amounts as Lender may require from time to time, including (a) statutory worker’s compensation insurance with respect to any work on or about the Property covering all persons subject to the worker’s compensation laws of the state in which the Property is located, (b), during the period of any construction on the Property or renovation or alteration of the Improvements, a so-called “Builder’s All-Risk Completed Value” or “Course of Construction” insurance policy in non-reporting form for any Improvements under construction, renovation or alteration in an amount approved by Lender and with an agreed amount endorsement waiving co- insurance provisions and (c) Blanket Crime Bond covering all employees for employee dishonesty, computer fraud and depositors forgery in an amount of not less than $5,000,000.

(7)         Law and Ordinance Coverage.   Law and ordinance coverage in an amount satisfactory to Lender if the Property, or any part thereof, shall now or at any time hereafter constitute a nonconforming use or structure under applicable zoning ordinances, sub-division and building codes or other laws, ordinances, orders and requirements.

(8)         Umbrella Liability Insurance.   In addition to the primary coverage otherwise required by this Mortgage, umbrella liability insurance in an amount equal to or greater than the Umbrella Coverage Liability Amount.

Section 6.4           Insurance Carriers.   All insurance required by this Mortgage shall be provided by an insurance company (1) licensed to do business in the state where the Land is located, and (2) with a policy rating of “B+” or better and a financial rating of at least VIII from A.M. Best Company or any successor thereto.

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Section 6.5           Evidence of Insurance.   Borrower shall deliver to Lender an original of each insurance policy required to be maintained, or a certificate of such insurance reasonably acceptable to Lender, together with a copy of the declaration page for each such policy. Not later than thirty (30) days prior to the expiration of each policy of Required Insurance, Borrower shall deliver a renewed policy or policies, or certificates of insurance, or duplicate original or originals thereof and, if requested by Lender, accompanied by evidence of payment satisfactory to Lender with standard non-contributory mortgage clauses in favor of and acceptable to Lender. Upon request of Lender, Borrower shall use its best efforts to cause its insurance underwriter or broker to certify to Lender in writing that all the requirements of this Mortgage governing insurance have been satisfied.

Section 6.6           Insurance Policy Provisions.   Each Required Insurance policy shall (1) in the case of a liability policy, name Lender and its successors and assigns as additional insured, (2) in the case of a casualty policy, name Lender and its successors and assigns as mortgagee and loss payee, (3) be for a term of not less than one (1) year, (4) include a standard mortgagee clause providing that the interest of Lender shall be insured regardless of any breach or violation by Borrower or any Tenant of any warranties, declarations or conditions in such policy, (5) if any such Required Insurance policy is subject to cancellation, termination or being endorsed to effect a change in coverage for any reason whatsoever, the insurer under such policy shall promptly notify Lender in writing and such cancellation, termination or change shall not be effective as to Lender until thirty (30) days after receipt by Lender of such notice (unless such cancellation is for non-payment, in which case such insurer shall be obligated to provide Lender with not less than ten (10) days written notice), (6) shall include an effective waiver of all subrogation rights against any loss payee, additional insured or named insured, (7) in the case of property damage insurance policies such policies automatically reinstate after a Casualty, (8) provide that no loss payee or additional insured is responsible for any insurance premiums on or assessments pursuant to any such policy, (9) permit Lender to pay the premiums and continue such policy upon failure of Borrower to pay such premium, and (10) to the extent available at commercially reasonable rates, a waiver of subrogation endorsement as to Lender. Lender may, but shall not be obligated to, make premium payments to prevent such cancellation. In addition, each Required Insurance policy shall be subject to the approval of Lender as to insurance company, amounts, content, form of policy, method by which premiums are paid and expiration date.

Section 6.7           Compliance with Requirements of Insurance Policies.   Borrower shall (1) pay when due all insurance premiums for all Required Insurance, (2) comply with and conform to (a) all provisions of each such Required Insurance policy, and (b) all requirements of the insurers applicable to Borrower or to the Property or to the use, manner of use, occupancy, possession, operation, maintenance, alterations or repair of any of the Property, (3) not use or permit the use of the Property in any manner which permits any insurer to cancel or void any Required Insurance policy.

Section 6.8           Insurance Reporting Requirements.   Borrower shall give Lender prompt notice of, and copies of documents delivered or received by Borrower in connection with, each of the following: (1) any claims made against Borrower for any personal injury, bodily injury or property damage incurred on or about the Property, (2) any Casualty, and (3) any cancellation or non-renewal of any Required Insurance policy.

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Section 6.9           Renewal and Replacement of Insurance Policies.   Not less than fifteen (15) days prior to the expiration, termination or cancellation of any insurance policy required to be maintained under this Agreement, Borrower shall renew such policy or obtain a replacement policy or policies (or a binding commitment for such replacement policy or policies), which shall be effective not later than the date of the expiration, termination or cancellation of the previous policy, and shall deliver to Lender a certificate in respect of such policy or policies or a copy of the binding commitment for such policy or policies and confirming that such policy complies with all requirements of this Mortgage.

Section 6.10         Rights of Lender to Obtain Insurance.   If at any time Lender is not in receipt of written evidence that all Required Insurance is in full force and effect, Lender has the right but not the obligation, without notice to Borrower, to obtain such insurance coverage as Lender in its sole discretion deems appropriate. Borrower agrees that all premiums incurred by Lender in connection with obtaining and maintaining such insurance shall be paid by Borrower to Lender upon demand and until paid shall bear interest at the Default Rate. At Lender’s option, said premiums may be paid by Lender from the Escrow Fund.

Section 6.11         Dealing with Insurance Carriers/Succession to Borrower’s Rights.   Borrower shall obtain Lender’s prior written approval, such approval not to be unreasonably withheld, prior to any settlement, adjustment or compromise of any claims for loss, damage or destruction under any Required Insurance policy, and Lender shall have the right to participate with Borrower in negotiation of any such settlement, adjustment or compromise, in such event. Lender shall also have the right to appear with Borrower in any action against an insurer based on a claim for loss, damage or destruction under any policy or policies of insurance. If all or any portion of the Property is sold at a foreclosure sale or Lender acquires title to all or any portion of the Property, Lender shall automatically succeed to all rights of Borrower in and to any insurance policies and unearned insurance premiums and in and to the proceeds resulting from any damage to the Property prior to such sale or acquisition.

Section 6.12         Application of Insurance Proceeds.   Borrower will cause all Casualty Insurance Proceeds to be paid over to Lender. Such Casualty Insurance Proceeds shall be applied first to reimburse Lender for all costs and expenses of Lender incurred in connection with the recovery, maintenance and administration of such Casualty Insurance Proceeds, and then, at the option of Lender in its sole discretion, either (1) to the payment or prepayment of the Secured Obligations in such order as Lender may determine or (2) to reimburse Borrower for the cost of restoring, repairing, replacing or rebuilding all or any part of the Property subject to the Casualty (“Restoration”).

Section 6.13         Lender’s Right to Escrow for Insurance.   Upon an Event of Default or if the Lender is compelled by Law, Borrower covenants to pay to Lender, one-twelfth (1/12th) of the annual premiums for fire, flood and other hazard insurance, which sums shall be held by the Lender pursuant to Section 4.7 (and shall be deemed included in the Escrow Fund) and used by it to pay such insurance premiums as the same become due and payable.

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Loan No. 110669583 File No. 123-32531	04-09-11

Article 7
Condemnation

Section 7.1           Condemnation Definitions.   For purposes of this Mortgage the following terms have the following meanings:

“Condemnation” means any temporary or permanent taking or requisition of any or all right, title and interest in all or any part of the Property or any change of grade which affects the Property or any roadway providing access to the Property, in each case, as the result of the exercise of any right of condemnation or eminent domain.

“Condemnation Proceeds” means all funds or proceeds received as a result of, in connection with, or in anticipation of, a Condemnation.

Section 7.2           Condemnation Representations and Warranties.   Borrower represents and warrants that there are no pending or, to the knowledge of Borrower, threatened Condemnation proceedings.

Section 7.3           Condemnation Reporting Requirements.   Borrower will promptly give Lender notice of the actual or threatened commencement of any Condemnation proceeding and shall deliver to Lender copies of each notice and paper served by any party in connection with such a proceeding.

Section 7.4           Condemnation Proceedings.   Borrower authorizes Lender, at Lender’s option, to commence, appear in and participate in, in Borrower or Lender’s name, in any Condemnation proceeding. If Lender elects to participate in such a proceeding then Borrower will execute and deliver all instruments requested by Lender to permit or facilitate Lender’s participation in such a proceeding. If Lender elects not to participate in such a Condemnation proceeding, then Borrower shall, at its expense, diligently prosecute such proceeding. In that case, Borrower will consult with Lender, and will cooperate with Lender in any defense of such proceeding. In either case, Borrower will not settle or compromise such a proceeding without the consent of Lender.

Section 7.5           Application of Condemnation Proceeds.   Borrower will cause all Condemnation Proceeds to be paid directly to Lender. Such Condemnation Proceeds shall be applied first to reimburse Lender for all costs and expenses of Lender incurred in connection with obtaining such Condemnation Proceeds, and then, at the option of Lender, in its sole discretion, either (1) to the payment or prepayment of the Secured Obligations in such order as Lender may determine or (2) to reimburse Borrower for the cost of restoring, repairing, replacing or rebuilding all or any of the Property that was affected by the Condemnation (“Replacement”).

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Article 8
Environmental

Section 8.1           Environmental Definitions.   As used in this Mortgage, the following terms have the following meanings:

“Environmental Laws” means any and all Laws relating to or imposing liability or standards of conduct concerning environmental regulation, environmental protection, Hazardous Materials, pollution, contamination or clean up, including the Clean Air Act, the Clean Water Act, also known as the Federal Water Pollution Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Surface Mining Control and Reclamation Act, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendment and Reauthorization Act of 1986, the Emergency Planning and Community Right to Know Act, the Resource Conservation and Recovery Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Hazardous Materials Transportation Act, the Occupational Safety and Health Act, the Water Pollution Control Act, the Endangered Species Act, the River and Harbors Appropriation Act, the Solid Waste Disposal Act and the National Environmental Policy Act.

“Hazardous Materials” means (1) any and all elements, compounds, mixtures, substances, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, in quantities or volumes covered by or regulated pursuant to any Environmental Law, including asbestos, gasoline, diesel fuel, motor oil, waste or used oil, heating oil, kerosene and any other petroleum products, including crude oil or any fraction thereof, and material exhibiting the characteristics of ignitability, corrosivity, reactivity or extraction procedure toxicity, as such terms are defined in connection with hazardous materials or hazardous wastes or hazardous or toxic substances in any Environmental Law, and (2) other substances which may have a significant negative impact on human health and safety or the environment if released into or within a structure, the workplace or the environment, including radon, mold, fungus mildew and similar items, but excluding substances of kinds and in amounts ordinarily and customarily used or stored for the purposes of cleaning or other maintenance or operations if such substances are used and stored in compliance with all Environmental Laws. As used herein, the phrase “Hazardous Materials at the Property” shall mean “Hazardous Materials at, in, on, about, above, over, under, into, within, through, across, from, to, near, affecting or emanating from all or any portion of the Property” and the phrase “Hazardous Materials . . . at the Property” shall mean “Hazardous Materials . . . at, in, on, about, above, over, under, into, within, through, across, from, to, near, affecting or emanating from all or any portion of the Property”.

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“Indemnified Parties” means (1) Lender, (2) each Person who has been, is or will be involved in the origination of the Loan, (3) each Person who is or will be involved in the servicing of the Loan, (4) each Person in whose name the security interest created by the Mortgage is or will be recorded, (5) each Person who acquires all or part of the Property by foreclosure, power of sale, conveyance in lieu of foreclosure or otherwise, (6) each Person who holds or acquires or will hold or acquire a full or partial interest in the Loan, including investors, participants or prospective investors in the Loan, (7) each custodian, trustee and other fiduciary who has held, holds or will hold a full or partial interest in the Loan for the benefit of third parties, (8) each director, officer, shareholder, member, partner, employee, agent, attorney, servant, representative, contractor, subcontractor, Affiliate, subsidiary, participant, successor and assign of any and all of the foregoing Persons, including any other Person who holds or acquires or will hold a participation or other full or partial interest in the Loan, whether during the term of the Loan or as a part of or following a foreclosure of the Loan or enforcement of and other remedy, including deed-in-lieu of foreclosure, with respect to the Loan, (9) any receiver of the Property and (10) each successor and assign of each of the parties specified above in this definition, including any successors or assigns by merger, consolidation or acquisition of all or substantially all of the assets or business of any such party.

“Losses” means any and all losses, damages, liabilities, costs and expenses incurred by any Indemnified Party in respect of or as a result of any or all claims, suits, liabilities (including strict liabilities), actions, demands, proceedings, obligations, debts, damages (including punitive and consequential), fines, trials, penalties, charges, diminution of value, injury to a person, property or natural resources, Remedial Work, fees, judgments, accounts, orders, adjudications, awards, liens, injunctive relief, causes of action or amounts paid in settlement of whatever kind or nature, including out of pocket attorney’s fees and all fees of experts, including engineers and environmental consultants, and other costs of defense or otherwise related thereto.

“Release” means, by any Person or by any other source or means, any generation, treatment, use, transportation, transfer, production, processing, manufacture, refinement, handling, storage, holding, control, management, existence, disposition, removal, remediation, disposal, abatement, release, escape, seepage, spillage, discharge, leak, presence, migration or movement (whether any of the foregoing be intentional or unintentional, direct or indirect, foreseeable or unforeseeable, naturally occurring or man-made) of a Hazardous Material or any other activity related to a Hazardous Material.

“Remedial Work” means investigation, inspection, assessment, site monitoring, containment, clean-up, removal, remediation, response, corrective action, mitigation, restoration or other remedial work of any kind or nature because of, in connection with or related to any existing, current or future presence, suspected presence, Release or threatened Release of any Hazardous Materials, including any action to comply with any Environmental Law or directive of any Governmental Authority with regard to any Environmental Laws.

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Section 8.2           Environmental Representations and Warranties.   After due inquiry and investigation and except as may be expressly set forth in any third party environmental report of the Property delivered to the Lender in connection with the Lender’s origination of the Loan, Borrower represents and warrants that to the best of Borrower’s knowledge, (1) the Property is not in violation of any Environmental Law, (2) there are no Hazardous Materials at the Property and neither Borrower nor any prior owner or current or prior tenant, subtenant, or other occupant of all or any part of the Property has used or is using, Hazardous Materials at the Property that (a) would require any Remedial Work, or (b) poses a threat to persons or the environment, except for the use and storage of immaterial amounts of Hazardous Materials at the Property if such use or storage is in connection with the ordinary cleaning and maintenance of the Property so long as such use and storage is in compliance with all applicable Environmental Laws, (3) the Property is not subject to any private or governmental Lien or judicial or administrative notice or action or inquiry, investigation or claim relating to Hazardous Materials, (4) there has been no Release of any Hazardous Materials at the Property (including the period prior to Borrower’s acquisition of the Property) other than in compliance with all Environmental Laws and other than releases of Hazardous Materials which have been remediated in compliance with applicable Environmental Laws, (5) no Hazardous Materials are present in, on or under any nearby real property which could migrate to or otherwise affect the Property, (6) no underground storage tanks exist on any of the Property, (7) Borrower has not received any notice from any Person claiming a violation of any Environmental Law, including a Release in violation of any applicable Environmental Law or requiring Remedial Work with regard to the Property and (8) there are no environmental investigations, studies, audits, reviews or other analysis conducted by or in possession of Borrower or any of its Affiliates which have not been made available to Lender.

Section 8.3           Environmental Covenants.   Borrower agrees that Borrower will (1) comply with all Environmental Laws, including performing all Remedial Work required by Environmental Laws and provide all information required to be delivered to Governmental Authorities, and cause each Tenant to comply with such Laws, (2) keep or cause to be kept the Property in compliance with all Environmental Laws and free from Hazardous Materials, except for the use and storage of immaterial amounts of Hazardous Materials at the Property if such use or storage is in connection with the ordinary cleaning and maintenance of the Property so long as such use and storage is in compliance with all applicable Environmental Laws, (3) keep the Property free and clear of any Liens imposed pursuant to any Environmental Law, and (4) not permit or suffer any Release in violation of any applicable Environmental Laws. If Borrower is aware that Remedial Work is required, whether as a result of governmental inquiries, environmental audits or otherwise, Borrower shall, within thirty (30) days after obtaining such knowledge (or such shorter period of time as may be required under any applicable Environmental Law), commence and thereafter diligently prosecute to completion all such Remedial Work. If requested by Lender, Borrower will insure that all Remedial Work shall be performed by contractors approved in advance by Lender, and under the supervision of a consulting engineer approved by Lender. All costs and expenses of such Remedial Work shall be paid by Borrower. In the event Borrower fails to timely prosecute to completion such Remedial Work, or to contest its obligation to do so, Lender may, but shall not be required to, cause such Remedial Work to be performed, consistent with sound commercial practices designed to protect the Lien hereby created, and all costs and expenses thereof, or incurred in connection therewith, shall become part of the Secured Obligations.

Section 8.4           Environmental Reporting Requirements.   Borrower shall give prompt written notices to Lender: (1) if the Property is in violation of any Environmental Law, (2) of the presence of Hazardous Materials at the Property, (3) of any Release or threatened Release, (4) of any required or proposed Remedial Work on the Property, (5) of any proceeding or inquiry by any Person with respect to the presence of any Hazardous Material at the Property, (6) of all claims made or threatened by any Person against Borrower or the Property relating to any loss or injury resulting from any Hazardous Material, (7) of Borrower’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property to be subject to any investigation or cleanup pursuant to any Environmental Law, (8) of Borrower’s receipt of any notice from any Governmental Authority or any other Person relating or pertaining to any Hazardous Materials located or Released at the Property, (9) of any Governmental Authority incurring any cost or expense in connection with the assessment, containment, remediation or removal of any Hazardous Materials located or Released at the Property, and (10) of any actual or potential Lien on the Property pursuant to any Environmental Law.

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Section 8.5           Environmental Inspection.   Upon the request of Lender, after the occurrence of an Event of Default or upon Lender’s reasonable belief that the Property is not in full compliance with Environmental Laws, Borrower will perform, at the expense of Borrower, an environmental audit of the Property and provide a copy of such audit to Lender. Borrower agrees that Lender or any agent or representative acting on behalf of Lender may, but shall not be obligated to, enter upon the Property at any time, to conduct such inspections and tests, at Borrower’s sole cost and expense, as may be desired by Lender to determine compliance with Environmental Laws.

Section 8.6           Environmental Audits.   At any time at Lender’s request, after the occurrence of an Event of Default or upon Lender’s reasonable belief that the Property is not in full compliance with Environmental Laws, Borrower shall provide at Borrower’s sole expense, an inspection or audit of the Property prepared by a licensed hydro geologist or licensed environmental engineer approved by Lender indicating the presence or absence of Hazardous Materials at the Property. If Borrower fails to provide such inspection or audit within thirty (30) days after such request Lender may order same, and Borrower hereby grants to Lender and its employees and agents access to the Property and a license to undertake such inspection or audit. The cost of such inspection or audit shall be paid by Borrower on demand and shall bear interest thereafter until paid at the highest rate provided in the Note or herein.

Section 8.7           Environmental Legal Proceedings.   Borrower shall permit Lender to join and participate in, as a party if it so elects, any legal proceedings or actions initiated with respect to the Property in connection with any Environmental Law or Hazardous Material, and Borrower shall pay all out of pocket attorney’s fees and disbursements incurred by Lender in connection with such proceeding.

Section 8.8           Environmental Indemnification.   Borrower hereby agrees at Borrower’s sole cost and expense to protect, indemnify, defend, and hold harmless each Indemnified Party from and against any and all Losses, arising out of, attributable to, relating to, which may accrue out of, or which may result from (1) a past, present or future violation or alleged violation of any Environmental Laws in connection with the Property by any Person or other source whether related or unrelated to Borrower, (2) any claim brought or threatened, settlement reached, or governmental order relating to a Hazardous Material, including the cost and expense of any Remedial Work, out of pocket attorney and consultant fees and disbursements, investigation fees, court cost and litigation expenses, (3) any presence of any Hazardous Materials at the Property, (4) the failure to timely perform any Remedial Work, (5) any past, present or future activity by any Person or other source whether related or unrelated to Borrower in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Materials at the Property, (6) any past, present or future actual, threatened or alleged Release (whether intentional or unintentional, direct or indirect, foreseeable or unforeseeable) to, from, on, within, in, under, near or affecting the Property by any Person or other source, whether related or unrelated to Borrower, (7) the imposition, recording or filing of any Lien on the Property with regard to, or as a result of, any Hazardous Materials or pursuant to any Environmental Law, or (8) any misrepresentation or inaccuracy in any representation or warranty or breach or failure to perform any covenants or other obligations pursuant to this Agreement relating to environmental matters hereunder or under any of the other Loan Documents.

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The foregoing indemnity shall (a) survive the sale, assignment, transfer, cancellation, release or satisfaction of all or any part of the Mortgage or any of the Secured Obligations, the foreclosure or conveyance in lieu of foreclosure of all or any part of the Property or the exercise by Lender of any of the remedies available under the Mortgage, any other Loan Document or at law or in equity and (b) inure to the benefit of Lender notwithstanding the occurrence of any of the foregoing events.

Article 9
Single Purpose Entity

Section 9.1           Single Purpose Entity Definitions.   As used in this Mortgage, the following terms have the following meanings:

“Organizational Documents” means all documents and agreements providing for, or related to, the formation, organization and governance of a Person, including (1) if such Person is a corporation, its certificate of incorporation, by-laws and any shareholder agreement related to such corporation, (2) if such a Person is a general partnership, its partnership agreement, (3) if such Person is a limited partnership, its certificate of limited partnership and partnership agreement, and (4) if such Person in a limited liability company, its certificate of formation and operating agreement and any agreement among its members related to such limited liability company.

Section 9.2           Single Purpose Entity.   Borrower represents, warrants and covenants that Borrower did not previously and in the future will not and shall not (a) acquire any real or personal property other than the Property and Personal Property, (b) operate any business other than the management and operation of the Property; and (c) take any actions or suffer any omissions that would cause its assets to be comingled with the assets of another Person or which would render it difficult to segregate and identify its assets, including any of the following:

(1)         Organizational Documents.   Either (a) fail to provide in its Organizational Documents for restrictions substantially similar to those set forth in this Section; or (b) amend any provisions of its Organizational Documents so that Borrower is no longer in compliance with this Section,

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(2)         Single Business Purposes.   Engage in any business or activity other than the ownership, operation, management and maintenance of the Property, and activities incidental thereto,

(3)         Ownership of a Single Asset.   Acquire or own any assets other than the Property,

(4)         Maintenance of Existence.   Fail to do all things necessary to preserve its existence in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, or fail to qualify and remain qualified as a foreign entity in each jurisdiction in which such qualification is required,

(5)         Maintain Separate Accounts.   Comingle its assets or funds with the assets of any other Person, including its Affiliates, or maintain its assets in such a manner that it is costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person, including its respective Affiliates,

(6)         Guarantees.   Pledge any or all of its assets for the benefit of, or to secure the obligations of, any other Person, except for the Liens granted pursuant to the Loan Documents, or (b) hold itself out as responsible for, or assume, guarantee, endorse or otherwise be or become directly or contingently responsible or liable for the obligations of any Person,

(7)         Investments.   Make a loan or advance to a Person, or purchase or otherwise acquire any capital stock, assets, obligations, or other securities of, or make any capital contribution to, or otherwise invest in or acquire any interest in any Person,

(8)         Transactions With Affiliates.   Enter into any contract or agreement with any Affiliates, except in the ordinary course of and pursuant to the reasonable requirements of the business of Borrower and upon fair and reasonable terms no less favorable to Borrower than Borrower would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate,

(9)         Presentation as Separate Legal Entity.   Present itself as a division or department of another Person, or fail to (a) hold itself out to the public as a legal Person separate and distinct from any other Person, (b) conduct its business solely in its own name, and (c) correct any known misunderstanding regarding its separate identity,

(10)        Maintenance of Separate Books and Records.   Fail to maintain its records, financial statements, accounting records, books of account, and bank accounts and Organizational Documents separate and apart from those of any other Person, other than in connection with consolidated financial statements with the parent entities provided same is in accordance with commercially sound accounting practices.

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Article 10
Books and Records and Reporting Requirements

Section 10.1         Maintenance of Records.   Borrower will maintain and keep complete and accurate books and records of account in which complete entries reflecting all financial transactions relating to the Borrower and the Property will be made in accordance with accounting methods acceptable to Lender in its reasonable discretion, consistently applied and correctly reflecting the operation, income, revenue, rents, costs and expenses of the Property, such records to include, without limitation, copies of supporting bills and invoices, bank account statements, contracts, leases and all other instruments and financial records which affect or relate to the Property, the Borrower, any Guarantor or any Indemnitor including any reports or documents required by this Article (collectively, the “Books and Records”). Borrower shall keep and maintain the Books and Records at the Property or the management agent’s offices. Upon request by Lender, Borrower shall make all Books and Records available for review, inspection and copying by the Lender at the Property and all Books and Records shall be subject to examination, inspection and copying at any reasonable time by Lender. If Borrower fails to provide in a timely manner any Books and Records, Lender shall have the right to have Borrower’s Books and Records audited, at Borrower’s expense, by independent certified public accountants selected by Lender in order to obtain such statements, schedules and reports, and all related out of pocket costs and expenses of Lender including accountants fees and attorneys fees shall be paid by Borrower to Lender. If an Event of Default has occurred, Borrower shall deliver to Lender upon written demand all Books and Records. If an Event of Default has occurred and Lender has not previously required Borrower to furnish a quarterly statement of income and expense for the Property, Lender may require Borrower to furnish such a statement within 30 days after the end of each fiscal quarter of Borrower following such Event of Default.

Section 10.2         Right of Inspection.   Lender and any Persons authorized by Lender have the right, upon reasonable advance notice to Borrower and at reasonable times, to examine, review and inspect at the Property any Books and Records, and to make copies and take abstracts therefrom. All Books and Records shall be made available at the Property for such examination, review, inspection and copying. Lender shall have the right to discuss the affairs, finances, assets, business and Books and Records of Borrower with its managers, officers, members, partners, shareholders and/or accountants and Borrower shall make such managers, officers, members, partners, shareholders and/or accountants available for such discussions and direct (and hereby irrevocably directs) such managers, officers, members, partners, shareholders and/or accountants to answer Lender’s questions concerning the Books and Records and the financial affairs of Borrower and disclose to Lender such financial information of Borrower as Lender may require. Lender shall have the right to discuss the affairs, finances, business and assets of any Guarantor or Indemnitor with each such Guarantor and Indemnitor (and, if applicable, each such Guarantor’s or Indemnitor’s managers, officers, partners, shareholders and/or accountants) and Borrower shall make all such Persons available for such discussions and direct (and hereby irrevocably directs) such Persons to answer Lender’s questions concerning the the financial affairs of Guarantors and Indemnitors and disclose to Lender such financial information of Guarantors and Indemnitors as Lender may reasonably require.

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Section 10.3         Reporting Requirements.   Borrower shall furnish to Lender (and to the extent any of the following Books and Records are required of or relate to any Guarantor or Indemnitor, Borrower shall cause such Guarantor and Indemnitor to furnish and such Guarantor and Indemnitor shall furnish to the Lender):

(1)         Financial Statements.   As soon as available and in any event within sixty (60) days after the end of each six month period commencing January 1, 2013, a balance sheet of Borrower as of the end of such six-month period, a statement of operations and cash flow of Borrower for such six-month period commencing at the end of its previous six-month period and a full and complete statement of all income and expenses incurred in the operation and maintenance of the Property (an “Income and Expense Statement”), all in reasonable detail and in form required by Lender, stating in comparative form the respective figures for the corresponding date and periods in such previous six-month period; it being understood, however, that the detail and form of statements provided to and accepted by Lender prior to the making of the Loan shall be deemed to be satisfactory.

(2)         Intentionally omitted.

(3)         Rent Roll.   As soon as available but no later than thirty (30) days after the end of each of the Borrower’s fiscal years, a rent roll in form required by Lender detailing the names of all Tenants of the Improvements, the portion of the Improvements occupied by each Tenant, the base rent and any other charges payable under each Lease and the term of each Lease, including the expiration date, the extent to which any Tenant is in default under any Lease, and any other information as is reasonably requested by Lender; it being understood, however, that the detail and form of statements provided to and accepted by Lender prior to the making of the Loan shall be deemed to be satisfactory.

(4)         Personal Financial Statements.   Within one hundred twenty (120) days of the end of each calendar year, a Personal Financial Statement of Guarantor and of Indemnitor. Each Personal Financial Statement shall be certified as complete and accurate by Guarantor and Indemnitor and contain such schedules and reports as may in the Lender’s determination be necessary, together with such information as the Lender in reasonable discretion may require (the “Personal Financial Statement”) and, as soon as available and in any event within five (5) days after filing, copies of all tax returns filed by each Guarantor and each Indemnitor; it being understood, however, that the detail and form of statements provided to and accepted by Lender prior to the making of the Loan shall be deemed to be satisfactory.

(5)         Tax Returns.   As soon as available and in any event within five (5) days after filing, copies of all tax returns filed by Borrower.

Upon request made by Lender, Borrower shall also furnish to Lender (a) such reports described above in this Section 10.3 to Lender at any other time and for such period or periods as Lender may reasonably require (but not more than four times a year) and (b) such additional reports as Lender may reasonably require (but not more than four times a year) including:

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(i)          Monthly Operating Statement.   As soon as available but no later than twenty (20) days after the end of the calendar month in which such request is made, a monthly operating statement for the Property in the form required by Lender, detailing the revenues received, the expenses incurred and the net operating income before and after debt service (principal and interest) and major capital improvements for such month and containing appropriate year-to-date information;

(ii)         Monthly Financial Statements.   As soon as available but no later than thirty (30) days after the end of the calendar month in which such request is made, a balance sheet of Borrower as of the end of such month, and a statement of operations and statement of cash flow of Borrower for such month, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year; it being understood, however, that the detail and form of statements provided to and accepted by Lender prior to the making of the Loan shall be deemed to be satisfactory.

(iii)        Quarterly Financial Statements.   As soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of Borrower, a balance sheet of Borrower as of the end of such quarter, a statement of operations and cash flow of Borrower for such quarter and for the period commencing at the end of its previous fiscal year and ending with the end of such quarter and an Income and Expense Statement for each such quarter, all in reasonable detail and in form required by Lender, stating in comparative form the respective figures for the corresponding date and periods; it being understood, however, that the detail and form of statements provided to and accepted by Lender prior to the making of the Loan shall be deemed to be satisfactory.

(iv)        Property Management Report.   A property management report for the Property, showing the number of inquiries made and/or rental applications received from Tenants or prospective Tenants and deposits received from Tenants and any other information requested by Lender, in reasonable detail and certified by Borrower to be true and complete;

(v)         Accounting for Security Deposits.   An accounting of all security deposits held in connection with any Lease, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Lender to obtain information regarding such accounts directly from such financial institutions.

During the occurrence and continuance of an Event of Default, Borrower shall furnish each and every of the above reports to Lender within ten (10) days of demand made by Lender therefor.

Section 10.4         Credit Report.   Borrower, each Guarantor and each Indemnitor authorize Lender to obtain a credit report, Dun & Bradstreet report and/or similar reports against Borrower, any Guarantor and any Indemnitor at any time.

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Section 10.5         Certification of Chief Financial Officer.   Accompanying all financial statements, reports and Books and Records to be delivered under Section 10.3, Borrower shall deliver to Lender a certificate of the chief financial officer of Borrower or a principal of Borrower authorized to bind Borrower certifying that (a) such statements, reports and/or Books and Records are complete and correct and that they fairly present the financial condition of Borrower as of the end of such applicable period and the results of operations for such applicable period, all in accordance with a method of accounting (consistently applied) acceptable to Lender in its reasonable discretion, and (b) no Event of Default has occurred and is continuing, or if an Event of Default has occurred and is continuing, a statement as to the nature of such Event of Default and the action which is proposed to be taken with respect to such Event of Default.

Section 10.6         Fees for Failure to Provide Required Reports.   All reports required under Section 10.3 shall be furnished within the time period(s) specified above in this Section. In the event that any such report remains outstanding for a period of thirty (30) days beyond its due date, the Lender shall be entitled (in addition to any other remedies available to the Lender) upon fifteen (15) days written notice to increase the Interest Rate by two percent (2%) per annum (i.e., 200 basis points) until such time as the reports required under Section 10.3 are delivered to the Lender’s satisfaction.

Borrower expressly acknowledges that its failure to provide any of the foregoing required reports to the Lender will (a) cause Lender to incur additional and significant costs and expenses in servicing and processing the Loan, including the need for increased attention by the Lender’s servicing department and the possibilities of increased regulatory examination and transfer of the loan to the Lender’s special servicing department or loan recovery unit, (b) potentially subject the Lender to increased reserve or capital requirements and (c) subject Lender to additional review burdens, costs and fees including the need for increased personnel to monitor Borrower’s compliance with the requirements of this Article. Borrower acknowledges that it is extremely difficult and impractical to determine any of those additional costs and expenses and that the Lender is entitled to be compensated for such increased risks. Borrower agrees that the increase in the rate of interest set forth above represents a fair and reasonable estimate of the additional costs and expenses Lender will incur by reason of Borrower’s failure to provide any such report and the additional compensation Lender is entitled to receive on account of such failure.

Article 11
General Representations and Covenants

Section 11.1         General Representations and Warranties.   Borrower represents, covenants and warrants that:

(1)         Formation, Good Standing, Power and Due Qualification of Borrower.   Borrower (a) is a New York limited liability company, duly formed, validly existing, and in good standing under the laws of the jurisdiction of its formation, (b) has the all requisite power and authority, to own its assets and to transact the business in which it now engages or proposes to engage in, (c) is duly authorized to transact business within the state in which the Property is located, (d) is in good standing under the laws of each other jurisdiction in which such qualification is required and (e) shall maintain, continuously and without interruption, all of the foregoing authorizations, power and authority until the obligations evidenced hereby are fully satisfied.

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(2)         Authority of Borrower.   The execution, delivery and performance by Borrower of this Mortgage are within its limited liability company powers, have been duly authorized by all necessary limited liability company action, and do not and will not (a) require any consent or approval of its managers or members, as the case may be, which has not been obtained, or (b) contravene its Organizational Documents.

(3)         No Contravention of Borrower.   The execution, delivery and performance by Borrower of this Mortgage do not and will not (a) violate any provision of any Law, order, writ, judgment, injunction, decree, determination, or award presently in effect applicable to Borrower, (b) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which Borrower is a party or by which Borrower or Borrower’s properties may be bound or affected, or (c) result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by Borrower.

(4)         Legally Enforceable.   This Mortgage and each other Loan Document to which Borrower is a party is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except to the extent that such enforcement may be limited by (a) applicable Insolvency Laws, or (b) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

(5)         Authorization.   Other than as has been already obtained, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required (a) for the execution, delivery or performance by Borrower of this Mortgage or any other Loan Document, or (b) for the consummation of the transaction contemplated by the Loan Documents, or (c) for the exercise by Lender of the rights and remedies provided for in this Mortgage or any other Loan Document .

(6)         Information.   No information, exhibit, or report furnished by Borrower or any other Person to Lender in connection with the making of the Loan contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading. There has been no material adverse change in any condition, fact, circumstances, or event that would make any of the information, exhibits or reports furnished in connection with the making of the Loan inaccurate, incomplete or otherwise misleading in any respect. Borrower has disclosed to Lender in writing any and all facts that could result in a material adverse change to the Real Estate or Borrower.

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(7)         Financial Information.   All information, including all financial statements or information delivered by Borrower and/or any Guarantor, Indemnitor or other Person regarding Borrower, any Guarantor, any Indemnitor and/or the Property, is true and correct as of the respective date of each such statement or report, and accurately reflects the financial condition of Borrower and each such Guarantor, Indemnitor or Person as of the date of such statements or reports. Neither Borrower nor any such Guarantor, Indemnitor or Person has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that could result in a material adverse change to Borrower, such Guarantor, such Indemnitor or such Person, as applicable. There has been no material adverse change to Borrower, or any such Guarantor, Indemnitor or Person since the date of such financial statements or reports. There has been no material adverse change to the Real Estate or Borrower.

(8)         Tax Returns.   Borrower has filed all tax returns (federal, state and local) (“Tax Returns”) required to be filed and has paid all taxes, assessments and governmental charges and levies thereon to be due, including interest and penalties. The charges, accruals and reserves on the books of Borrower for taxes or other governmental charges are adequate. No additional tax liability has been asserted against Borrower or any assessment received by Borrower which remains open and unpaid. Subsequent to the date hereof, Borrower shall file all Tax Returns required to be filed by Borrower and shall pay all taxes, assessments and governmental charges and levies imposed upon Borrower or the Property, including interest and penalties.

(9)         Compliance With Law.   Borrower has no knowledge that it is not in compliance in all material respects with all applicable Laws. Borrower possesses and is in compliance with all Governmental Approvals required to conduct its business as now conducted and as presently proposed to be conducted. Neither Borrower nor to the best of Borrower’s knowledge any other Person in occupancy of or involved in the operations or use of the Property has committed any act or omission affording any Governmental Authority the right of forfeiture as against any or all of the Property, any collateral for any or all of the Secured Obligations, or any or all monies paid in performance of Borrower’s obligations under any of the Loan Documents.

(10)        Embargoed Person.   None of the funds or other assets of Borrower constitute property of, or are beneficially owned, directly or indirectly, by any Person subject to trade restrictions under U.S. Law with the result that either (1) the investment in Borrower (whether directly or indirectly), or (2) the making of the Loan is in violation of Law. None of the funds of Borrower or any Guarantor or any Indemnitor have been derived from any unlawful activity with the result that either (1) the investment in Borrower, or (2) the making of the Loan is prohibited by Law. The Borrower, all Restricted Parties and their affiliates, subsidiaries or any of their respective agents acting or benefitting in any capacity in connection with the transactions contemplated by this Loan are in full compliance with, and shall continue to comply with any Laws relating to terrorism or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by U.S. Department of Treasury Office of Foreign Assets Control (OFAC”).

(11)        Litigation.   There is no action, suit or proceeding pending or, to the knowledge of Borrower, threatened against or affecting Borrower before any court, arbitration panel or other governmental body, which, in any one case or in the aggregate, could result in a material adverse change to the Real Estate or Borrower.

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(12)        No Default or Event of Default.   No Default or Event of Default has occurred.

(13)        No Foreign Person.   Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) or 7701 of the Internal Revenue Code of 1986.

(14)        Partnership and Joint Ventures.   Borrower is not a partner in any partnership, a shareholder in corporation, a member of any limited liability company, a party to a joint venture or an owner, member or principal of any other entity.

(15)        Intellectual Property.   Borrower possesses all licenses, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct its business as now conducted and as presently proposed to be conducted, and Borrower is not in violation of any valid rights of others with respect to any of the items noted above.

(16)        Acts of God.   Neither the business nor the properties of Borrower are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other Casualty (whether or not covered by insurance) which has resulted in, or could result in, a material adverse change to the Real Estate or Borrower.

(17)        Intentionally Omitted.

(18)        Other Agreements.   Borrower is not a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any Organizational Document restriction which has resulted in, or could result in, a material adverse change to the Real Estate or Borrower. Borrower is not in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party where such default has resulted in, or could result in, a material adverse change to the Real Estate or Borrower.

(19)        Governmental Regulation.   Borrower is not subject to any Law limiting its ability to incur its obligations under any of the Loan Documents.

(20)        Filing and Recording Taxes.   All transfer taxes, recording taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under applicable Law in connection with the transfer of the Property to Borrower have been paid or are being paid simultaneously herewith. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid under applicable Law in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Mortgage Loan Documents, including this Mortgage, have been paid or are being paid simultaneously herewith. All taxes and governmental assessments due and owing in respect of the Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established pursuant to this Mortgage or are insured against by the applicable title insurance policy.

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(21)        J-51/DHCR/Tax Abatements/Rent Registrations.   Borrower has complied with, and shall continue to comply with, any and all Laws relating to real estate tax abatements and/or exemptions benefiting the Property, rent regulation, rent control and rent stabilization, including Section 11-243 of the Administrative Code of the City of New York, New York State Real Property Tax Law Section 489, Chapter 5 of Title 28 of the Rules of the City of New York, all Laws commonly known as J-51 tax abatement laws, all Laws commonly known as 421-a tax abatement laws and all Laws related to obtaining reductions or abatements of real estate taxes and/or real estate tax assessments (collectively, the “Tax Abatement Laws”) and the Borrower and/or the Property is/are not subject to any penalty, fine, assessment or adjustment of or repayment of Rents under any of the Tax Abatement Laws. Borrower hereby consents to the review by Lender of all New York State Division of Housing and Community Renewal (“DHCR”) registrations. Borrower further certifies and represents that any DHCR rent registration filings submitted to Lender are true and correct and not subject to overcharge claims. Borrower covenants and agrees to timely file for additional rent increases whenever allowed by applicable rent regulations and whenever commercially prudent.

(22)        Intentionally omitted.

(23)        Property Agreements.   Each of the Property Agreements is in full force and effect and there are no outstanding defaults by any Person party to such a Property Agreement. No Person party to such Property Agreement has given or received any notice of default under any of the Property Agreements that remains uncured or in dispute. No Property Agreement (other than the Management Agreement) has as a party an Affiliate of Borrower. All fees and other compensation for services previously performed under the Management Agreement have been paid in full.

Section 11.2         General Reporting Requirements.   Borrower agrees that Borrower will furnish:

(1)         Litigation.   Promptly after their commencement, notice of all actions, suits, and proceedings involving or affecting Borrower or the Property including those brought by, against or before any Governmental Authority or arbitrator, other than eviction proceedings against any individual residential tenant.

(2)         Material Adverse Change.   As soon as possible after the occurrence of any Material Adverse Change to Borrower, written notice of such material adverse change.

(3)         Event of Default.   Within five (5) days after the occurrence of any Event of Default, notice, and the nature, of such Event of Default.

(4)         General Information.   Promptly after request, such other information respecting the status of the business, assets, liabilities, results of operations, condition (financial or otherwise), of Borrower or the Property as Lender may reasonably request from time to time.

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Section 11.3         Trust Fund; Lien Laws.   Borrower will receive the advances made hereunder and secured hereby and will hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the costs of improvements on the Land and will apply the same first to the payment of such costs before using any part of the total of the same for any other purpose and, in the event all or any part of the Land is located in the State of New York, will comply with Section 13 of the New York Lien Law. Borrower will indemnify and hold Lender harmless against any loss or liability, cost or expense, including any judgments, out of pocket attorney’s fees, costs of appeal bonds and printing costs, arising out of or relating to any proceeding instituted by any claimant alleging a violation by Borrower of any applicable lien law, including any section of Article 3-A of the New York Lien Law.

Section 11.4         Estoppel Certificate.   Within 10 days after a request from Lender, but not more than twice a year and at any time after an Event of Default. Borrower shall deliver to Lender a written statement, signed and acknowledged by Borrower, certifying to Lender or any person designated by Lender, as of the date of such statement, (i) that the Loan Documents are unmodified and in full force and effect (or, if there have been modifications, that the Loan Documents are in full force and effect as modified and setting forth such modifications); (ii) the unpaid principal balance of the Note; (iii) the date to which interest under the Note has been paid; (iv) that Borrower is not in default in paying the Secured Obligations or in performing or observing any of the covenants or agreements contained in this Mortgage or any of the other Loan Documents (or, if the Borrower is in default, describing such default in detail satisfactory to Lender); (v) whether or not there are then existing any setoffs or defenses known to Borrower against the enforcement of any right or remedy of Lender under the Loan Documents; and (vi) any additional facts reasonably requested by Lender (“Estoppel Certificate”).

Article 12
Events of Default

Section 12.1         Event of Default Definitions.   As used in this Mortgage the following terms have the following meanings:

“Affiliated Manager” means any managing agent in which Borrower, any Guarantor or any Indemnitor has, directly or indirectly, any legal, beneficial or economic interest.

“Obligated Party” means Borrower, each Guarantor and each Indemnitor, or any or all of the foregoing, all as the context may require.

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“Prohibited Transfer” means (1) if a Restricted Party is a corporation, general partnership, limited partnership or limited liability company, any merger or consolidation involving such Party, (2) if a Restricted Party is a corporation, a Sale or Encumbrance of such corporation’s stock or of any profits or proceeds related to such stock or the creation or issuance of new stock, (3) if a Restricted Party is a general partnership, the change, removal, resignation or addition of a partner or the Sale or Encumbrance of any partnership interest of any partner or of any profits or proceeds relating to such partnership interest, or the creation of a new partnership interest, (4) if a Restricted Party is a limited partnership, the change, removal, resignation or addition of a general or limited partner or the Sale or Encumbrance of any general or limited partnership interest of any partner or of any profits or proceeds related to such general or limited partnership interest, or the creation of new general or limited partnership interest, (5) if a Restricted Party is a limited liability company, the change, removal, resignation or addition of a member or the Sale or Encumbrance of any membership interest of a member or of any profits or proceeds related to such membership interest, or the creation or issuance of a new membership interest, or the change, removal, resignation or addition of a managing member or non-member manager; (6) an installment sales contract with respect to all or any portion of the Property, (7) a lease of all or any portion of the Property with an option to buy, (8) a lease of all or any portion of the Property with a term in excess of three (3) years including renewal terms (other than (i) routine residential apartment leases and (ii), with respect to leases of parking or commercial spaces, stores or offices, if any, in the Real Estate, individual commercial, office or store or parking leases, provided all such leases are made in the Borrower’s ordinary course of business and upon then current market terms and rents, are acceptable to the Lender and comply with the provisions of the Section 5.1, (9) except as permitted by clause (5) above, any change in the interests of the principals of the Borrower as shareholders, partners, members and/or otherwise, including any change in the ownership of any entities which own (either directly or indirectly and/or through one or more sub-entities) any interest in the Borrower, (10) any change in the management of the Property in place at the closing of the Loan, (11) any pledge or mortgaging of, or placing any encumbrance upon, any interest, direct or indirect, in the Borrower, and (12) any attempt to convert the Property, or any portion thereof, to a condominium or cooperative form of ownership.

“Restricted Parties” means: (a) Borrower, (b) each Guarantor, (c) each Indemnitor, (d) each Affiliated Manager, (e) each shareholder, partner, member or other principal or member- or non-member manager of any of the foregoing, (f) each direct, indirect, legal or beneficial owner of any of the foregoing (through one or more sub-entities or one or more owning entities) and each shareholder, partner, member or other principal or member- or non-member manager of any such direct, indirect, legal or beneficial owner.

Section 12.2         Events of Default.   Each of the following events is an “Event of Default”:

(1)         The occurrence of any of the following:

(a)          any failure to pay or deposit when due, beyond any applicable notice and grace period, any amount required by the Note, this Mortgage or any other Loan Document;

(b)          any failure to maintain the insurance coverage required by Article 6 (Insurance);

(c)          any failure to comply with the provisions of Article 9 (Single Purpose Entity);

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(d)          fraud or material misrepresentation or material omission by Borrower, or any of Principals of the Borrower, or any Guarantor or Indemnitor in connection with (A) the application for or creation of the Indebtedness, (B) any financial statement, rent roll, or other report or information provided to Lender during the term of this Mortgage or (C) any request for Lender’s consent to any proposed action, including a request for disbursement of funds under any Loan Document;

(e)          a Prohibited Transfer or a Sale or Encumbrance of all or any of the Property, of any interest in the Property or of any interest (direct or indirect) in the Borrower or any Restricted Party;

(f)          any exercise by the holder (including Lender) of any other debt instrument secured by a mortgage, deed of trust or deed to secure debt on the Property (whether or not same constitutes a Permitted Encumbrance and regardless of whether same is junior, equal or superior in Lien to the Lien of this Mortgage) of a right to declare all amounts due under that debt instrument immediately due and payable;

(g)          any failure by Borrower to comply with the requirements of Article 10 (Books and Records and Reporting Requirements);

(h)          any Obligated Party is the subject of or becomes subject to a Bankruptcy Event, or all or any part of the Property is the subject of or becomes subject to a Bankruptcy Event;

(i)          if at any time and for any reason the Lien of this Mortgage ceases to be a valid and perfected second priority Lien in, to, on and against the Property;

(j)          if at any time and for any reason any Guaranty, Indemnity Agreement or other Loan Document ceases to be in full force and effect, or is declared null and void; or the validity or enforceability of such Guaranty, Indemnity Agreement or other Loan Document is contested by the applicable Guarantor, Indemnitor or other obligor; or any Guarantor, Indemnitor or other obligor denies it has any further liability or obligation under its Guaranty, Indemnity or other Loan Document; or any Guarantor, Indemnitor or other obligor fails to perform any of its obligations under its Guaranty, Indemnity or other Loan Document;

(k)          any representation or warranty made by any Obligated Party in any Loan Document or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under, as required by or in connection with any Loan Document, was incorrect in any material respect on or as of the date made;

(1)         any change in the management of the Property currently in effect as of the date hereof;

(m)          intentionally omitted;

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(n)          any failure by Borrower to perform or abide by any of obligations or covenants as and when required under any Loan Document other than this Mortgage, or to suffer or permit any omission of any of such obligations or covenants under any Loan Document other than this Mortgage or to suffer, permit or engage in any breach of any warranty, representation or covenant made in any Loan Document other that this Mortgage, which continues beyond the applicable cure period, if any, specified in that Loan Document;

(o)          any failure by Borrower to comply with any of the terms, covenants and/or conditions of any other Article in this Mortgage.

(2)         Subordination Agreements.   At any time and for any reason any subordination agreement ceases to be in full force and effect or is declared null and void, or the validity or enforceability thereof or of any part thereof is contested by any Person or any Person fails to perform its obligations thereunder;

(3)         Loss of Use of Property.   If for any reason Borrower is unable to use all or any material part of the Property for the purposes intended as of the date of this Mortgage, including as a result of (a) failure to obtain or comply with any Permit required for the ownership or operation of the Property, (b) any change in any zoning Law, (c) the enactment, adoption or implementation of any Law, (d) a Casualty, if the related Casualty Insurance Proceeds are not used in accordance with the terms of this Mortgage to pay for the cost of the applicable Restoration, or (e) a Condemnation, if the related Condemnation Award is not used in accordance with the terms of this Mortgage to pay for the cost of the applicable Replacement, or (f) issuance of an order by any Governmental Authority;

(4)         Dissolution or Death.   In the case of an Obligated Party that is not an individual, any dissolution, termination, partial or complete liquidation, merger or consolidation of any Obligated Party, or, in the case of a Obligated Party that is an individual, the death or incapacity of such Obligated Party, unless said individual is replaced by a substitute individual satisfactory to the Lender, in its reasonable discretion;

(5)         Prohibition on Payment of Taxes.   If it shall be illegal for Borrower to pay any tax referred to in “Taxes on Lender” (Section 4.9) or if the payment of such tax by Borrower would result in the violation of applicable usury Laws;

(6)         Property Agreements.   Other than termination on its regularly scheduled termination date, at any time and for any reason any Property Agreement ceases to be in full force and effect or is declared null and void, or the validity or enforceability thereof is contested by any party thereto, or any party thereto denies it has any further liabilities or obligations under such Agreement, or any party to such Agreement fails to perform any of its obligations under such Agreement, unless a substitute property agreement is entered into by Borrower with another reputable party containing commercially reasonable terms and subject to Lender’s reasonable approval.

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Article 13
Remedies and Foreclosure

Section 13.1         Remedies.   If an Event of Default occurs, Lender may, at its option, but without obligation, exercise one or more or all of the following remedies:

(1)         Performance by Lender.   Lender may perform, or cause the performance of (but shall not have the obligation to perform), any agreement Borrower fails to perform under this Mortgage or any other Loan Document, including a failure to pay Real Property Taxes or insurance premiums for any Required Insurance.

(2)         Acceleration.   Lender may declare the unpaid portion of the Secured Obligations to be immediately due and payable, without any presentment, demand, protest, notice or action of any kind (each of which hereby is expressly waived by Borrower), whereupon the Secured Obligations shall become immediately due and payable.

(3)         Revocation of License to Collect Rents.   Upon a default, Lender may revoke the License to Collect Rents. Upon such revocation Lender may collect and apply the Rents pursuant to the terms of this Mortgage without notice and without taking possession of the Property. All Rents collected by Borrower after the revocation of the License to Collect Rents shall be held by Borrower as trustee under a constructive trust for the benefit of Lender, shall be segregated from the other property or funds of Borrower and shall be immediately delivered to Lender.

(4)         Exercise Rights of Borrower.   Lender may exercise all rights, powers and privileges of Borrower with respect to the Property, whether in the name of Borrower or otherwise, including:

(a)          Possession and Operation of the Property.   Taking possession, custody and control of the Property and using, managing and operating the Property,

(b)          Deliveries by Borrower to Lender.   Requiring Borrower to deliver to Lender all keys, security deposits, operating accounts, prepaid Rents, past due Rents, the Books and Records and all original counterparts of the Leases and the Property Agreements,

(c)          Collect Rents.   All acts permitted under Article 5 including collecting, suing for and giving receipts for the Rents; in furtherance of such right Lender may make demand on each Tenant for the payment to Lender of all rents due and to become due under its Lease, and Borrower for the benefit of Lender and each such Tenant hereby covenants and agrees that the Tenant shall be under no duty to question the accuracy of Lender’s statement of default and shall unequivocally be authorized to pay said Rents to Lender without regard to the truth of Lender’s statement of default and notwithstanding notices from Borrower disputing the existence of an Event of Default such that the payment of Rent by the Tenant to Lender pursuant to such a demand shall constitute performance in full of the Tenant’s obligation under the lease for the payment of Rents by the Tenant to Borrower, and Borrower and each Tenant agrees that the exercise by the Lender of any rights under this subsection “(c)” shall not (i) render the Lender a mortgagee-in-possession, (ii) obligate the Lender to perform any duty or obligation under any Lease or (iii) obligate the Lender to take any action with respect to the Property including the care or maintenance thereof,

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(d)          Leases.   Taking any action with respect to Leases including entering into, modifying, extending, enforcing, terminating, renewing or accepting surrender of Leases and evicting tenants,

(e)          Property Agreements.   Taking any action with respect to any Property Agreement including entering into, modifying, extending, enforcing, terminating or renewing any Property Agreement,

(f)          Proceedings.   Bringing any proceeding in connection with the Property or taking any action with respect to such proceeding including appearing in and defending any such proceeding and instituting or continuing any such proceeding to protect the Property as well as Borrower’s or Lender’s respective interests in the Property,

(g)          Insurance.   Maintaining insurance on the Property,

(h)          Construction/Alterations.   Completing any construction on the Property in such manner and form as Lender deems advisable and/or making alterations, additions, renewals, replacements and improvements to, or on, the Property, as Lender deems advisable,

(i)          Application of Receipts.   After deducting all expenses incurred in connection with the Property, applying the receipts from the Property to the payment of the Secured Obligations, and

(j)          Operation of Property.   Operating or managing the Property (through Lender or any Person designated by Lender), without any liability to Borrower in connection with such operations, except to use ordinary care, and Borrower shall repay to Lender all costs, expenses and liabilities incurred by Lender in managing, operating, maintaining, protecting, constructing or preserving the Property.

(5)         Foreclosure Proceedings.   Lender may institute proceedings, judicial or otherwise, for the complete or partial foreclosure of this Mortgage and sale of all or any portion of the Property at public auction, the power of sale being hereby specifically granted. Such rights shall include Lender’s right (and Borrower hereby expressly grants to Lender such right) to sell the Property through Power of Sale, as and to the extent such remedy is available to Lender. With respect to such Power of Sale, if the Property is located in the State of New York: (a) Borrower hereby expressly grants to Lender the power to sell the Property pursuant to Article 14 of the Real Property Actions and Proceedings Law of the State of New York or any Law or similar Law permitting non-judicial sale (“Article 14”); (b) as used in this Mortgage, the term or terms “foreclosure”, “action to foreclose”, “proceeding to foreclose”, “action to collect the mortgage debt” and any similar term or terms used herein shall be deemed to expressly include and refer to Lender’s power to sell the Property pursuant to Article 14; and (c) Borrower waives (to the extent permitted by Law) any right granted pursuant to Section 1421 of the Real Property Actions and Proceedings Law of New York or any similar Law, to challenge Lender’s election to enforce this Mortgage by means of such non-judicial foreclosure by Power of Sale.

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(6)         Specific Performance.   Lender may seek specific performance of any covenant, condition or agreement in this Mortgage or any other Loan Document (without being required to foreclose this Mortgage), or in aid of the execution of any power granted in any Loan Document, or for any foreclosure this Mortgage, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as Lender elects.

(7)         Sale of Property.   Lender may sell for cash or upon credit all or any part of the Property and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof pursuant to Power of Sale or otherwise, at one or more sales, in one or more parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by applicable Law.

(8)         Judgment.   Lender may recover judgment on the Note either before, during or after any proceedings for the enforcement of this Mortgage or the other Loan Documents.

(9)         Receiver or Possession.

(a)          Lender shall be entitled, as a matter of strict right, without notice to any Person and ex parte, and without regard to the value, condition or occupancy of the security or of the Property, or the solvency of Borrower or of any Guarantor or Indemnitor, or the adequacy of the Property as security for the Note, to have a receiver appointed to enter upon and take possession of the Property, collect the Rents and apply the same in accordance with the terms of this Mortgage, such receiver to have all the rights and powers permitted under the Laws of the jurisdiction in which the Property is located. Borrower hereby waives any requirements on the receiver or Lender to post any surety or other bond. Lender or the receiver may also take possession of, and for these purposes use, any and all Personal Property which is a part of the Property and used by Borrower in the rental or leasing of all or any part of the Property. Borrower is liable for repayment of all of the expenses of any such receiver (including, without limitation, the receiver’s fees, counsel fees, costs and agent’s compensation) incurred pursuant to the powers herein contained. Lender shall apply such Rents received by it in accordance with the terms of this Mortgage. The right to enter and take possession of the Property, to manage and operate the same, and to collect the Rents, whether by receiver or otherwise, shall be cumulative to any other right or remedy hereunder or afforded by Law, and may be exercised concurrently therewith or independently thereof. Lender shall be liable to account only for such Rents actually received by Lender.

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(b)          Immediately upon appointment of a receiver or immediately upon the Lender’s entering upon and taking possession and control of the Property, Borrower shall surrender possession of the Property to Lender or the receiver, as the case may be, and shall deliver to Lender or the receiver, as the case may be, all Books and Records, Tenant Security and prepaid Rents and any Rents subsequently received. In the event Lender or a receiver takes possession and control of the Property, Lender or such receiver may exclude Borrower and its representatives from the Property. Borrower acknowledges and agrees that the exercise by Lender of any of the rights conferred under this Article shall not be construed to make Lender a mortgagee-in-possession of all or any portion of the Property so long as Lender has not itself entered into actual possession of the Real Estate.

(c)          If Lender enters the Property, Lender shall be liable to account only to Borrower and only for those Rents actually received. Lender shall not be liable to Borrower, anyone claiming under or through Borrower or anyone having an interest in the Property, by reason of any act or omission of Lender under this Section, and Borrower hereby releases and discharges Lender from any such liability to the fullest extent permitted by law.

(d)          Any entering upon and taking of control of the Property by Lender or the receiver, as the case may be, and any application of Rents as provided in this Instrument shall not cure or waive any Event of Default or invalidate any other right or remedy of Lender under applicable law or provided for in this Instrument.

(10)        Remedies Under the UCC.   With respect to each item of Property in which a security interest is granted pursuant to, and such security interest is perfected under, the applicable Uniform Commercial Code (“UCC Collateral”), Lender may exercise in respect of any or all of the UCC Collateral all rights, remedies and powers provided for in this Mortgage, by Law, in equity or otherwise available to it, including all the rights and remedies of a secured party under the applicable Uniform Commercial Code.

(11)        Insurance Policies.   Lender may surrender the insurance policies maintained pursuant to “Insurance” (Article 6) and collect the unearned insurance premiums on any and all such policies.

(12)        Application of Reserves.   Lender may apply the undisbursed balance of any funds in any Reserve to the payment of the Secured Obligations.

(13)        Blocking Accounts.   Lender may prohibit Borrower and anyone claiming for or through Borrower from making use of, or withdrawing any sums from, any lockbox, escrow or similar account.

(14)        Right of Setoff.   Borrower agrees that, in addition to, and without limiting, any right of setoff, banker’s lien or counterclaim Lender may otherwise have, and notwithstanding the existence of and without regard to any exculpation language or other similar language, if any, in the Note or Loan Documents limiting recourse against the Borrower and/or any other Person, (a) Lender shall be entitled, at its option, to offset balances (including general or special, time or demand, provisional or final) held by it for the account of Borrower (or any Borrower, if more than one Person comprises the Borrower), at any of the offices of Lender, in U.S. Dollars or any other currency, against any amount due and payable by Borrower to Lender under this Instrument or any other Loan Document which is not paid when due and (b) the exercise of any such right of setoff shall not constitute an election of remedies which would preclude the exercise of any other rights or remedies available to Borrower.

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(15)        Causes of Action.   Lender may exercise all rights and remedies under any Causes of Action, whether before or after any sale of the Property by foreclosure, Power of Sale or otherwise, and apply the proceeds of any recovery to the Secured Obligations.

(16)        Other Remedies.   Lender may pursue such other remedies as Lender may have under Law or otherwise.

Section 13.2         Lender as Purchaser.   Lender has the right to become the purchaser at any sale held by Lender or by any court, receiver, public officer or other Person, and Lender has the right to credit, upon the amount of the bid made therefor, the amount of Secured Obligations payable to it out of the net proceeds of such sale. Upon any such purchase, Lender shall acquire good title to the Property so purchased, free from the Lien of this Mortgage and free of all rights of redemption, if any, in Borrower.

Section 13.3         Effect of Sale.   Any sale or sales of the Property, whether under the Power of Sale herein granted and conferred or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim, and demand whatsoever either at law or in equity, of Borrower of, in, and to the Property and the property sold, and shall be a perpetual bar, both at law and in equity, against Borrower, Borrower’s successors, and against any and all persons claiming or who shall thereafter claim all or any of the Property sold from, through or under Borrower, or Borrower’s successors or assigns. Upon the completion of any sale or sales made by Lender under or by virtue of this Article, Lender, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient interest in and to the property and rights sold. Lender is hereby appointed the true and lawful irrevocable attorney of Borrower, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Property and rights so sold and for that purpose Lender may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more Persons with like power, Borrower hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, Borrower, if requested by Lender so to do, shall join in the execution and delivery of all proper conveyances, assignments and transfers of the properties so sold.

Section 13.4         Separate Sales.   Any Property sold pursuant to any judgment or writ of execution issued on a judgment obtained by virtue of this Mortgage or any other Loan Document, or pursuant to any other judicial proceedings under this Mortgage, or pursuant to the Power of Sale granted in this Mortgage, may be sold in one parcel, as an entirety or in such parcels, and in such manner or order as Lender, in its sole discretion, may elect.

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Section 13.5         Remedies Cumulative and Not Concurrent.   The rights and remedies of Lender as provided in this Mortgage and in the other Loan Documents shall be cumulative and concurrent and may be pursued concurrently, separately or successively against Borrower or any Guarantor or against other obligors, any Guarantor, any Indemnitor or against the Property, or any one or more of them, at the sole discretion of Lender, and may be exercised as often as occasion therefore shall arise and in any order.         Notwithstanding the existence of any other security interests in the Property held by Lender or by any other party, Lender shall have the right to determine, in its sole discretion, the order in which any or all of the Property shall be subjected to the remedies provided in this Mortgage, the Note, any other Loan Document or applicable Law. Lender shall have the right to determine, in its sole discretion, the order in which any or all portions of the Secured Obligations are satisfied from the proceeds realized upon the exercise of such remedies. Lender shall not, by any act, delay, forbearance, stay, omission or otherwise, be deemed to have waived any of its rights or remedies under this Mortgage, any Loan Document or any Law. A waiver by Lender of any right or remedy under this Mortgage, any Loan Document or any Law on any one occasion, shall not (a) be construed as a bar or waiver to the exercise of any such right or remedy by Lender at any time in the future, (b) preclude the exercise of such right or remedy at a later date or (c) preclude the exercise of any of any other right or remedy available to Lender under this Mortgage, any Loan Document or Law; nor shall Lender be liable for exercising or failing to exercise any such right or remedy. Lender’s acceptance of payment of all or any part of the Secured Obligations after the due date of such payment, or in an amount which is less than the required payment, shall not (x) be a waiver of Lender’s right to require timely payment of all amounts due under this Mortgage, the Note or any other Loan Document, (y) preclude any right of Lender to insist upon and require full payment at a later date or (z) preclude Lender’s exercise of any remedies available to Lender. Enforcement by Lender of any (i) security for the Secured Obligations, (ii) any Guaranty or (iii) any other remedy(ies) available to Lender under any Loan Document, shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right(s) available to Lender. Any failure by Lender to insist upon strict performance by Borrower, any Guarantor or any Indemnitor of any of the terms and provisions of this Mortgage or any other Loan Document, shall not be deemed to be a waiver of any of the terms or provisions of this Mortgage or such other Loan Document and Lender shall have the right thereafter to insist upon strict performance of any and all of them. Lender’s receipt of any of Casualty Insurance Proceeds or Condemnation Proceeds or Condemnation Award(s) shall not operate to cure or waive any Event of Default.

Section 13.6         No Cure or Waiver.   Neither Lender’s nor any receiver’s entry upon and taking possession of all or any part of the Property nor any collection of Rents, Insurance Proceeds, Condemnation Proceeds or damages, other security or proceeds of other security, or other sums, nor the application of any collected sum to any Secured Obligations, nor the exercise of any other right or remedy by Lender or any receiver shall impair the status of the security, or cure or waive any Event of Default or nullify the effect of any notice of any Event of Default or sale (unless all Secured Obligations and obligations which are then due have been paid and performed and Borrower has cured all other Defaults), or prejudice Lender in the exercise of any right or remedy, or be construed as an affirmation by Lender of any tenancy, Lease or option or a subordination of the Lien of this Mortgage.

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Section 13.7         Proceeds.   If any of the Property is sold by Lender upon credit or for future delivery, Lender shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, Lender may resell such Property. In no event shall Borrower be credited with any part of the proceeds of sale of any Property until and to the extent cash payment in respect thereof has actually been received by Lender. To the extent any of the Secured Obligations are contingent, cash proceeds received by Lender in respect of any sale of, collection from, or other realization upon all or any part of the Property may, in the discretion of Lender, be held by Lender as collateral for such contingent Secured Obligations. Any cash held by Lender as collateral and all cash proceeds received by Lender in respect of any sale of, collection from, or other realization upon all or any part of the Property may, in the discretion of Lender, be applied, first, to pay all costs and expenses incurred by Lender in connection with or incident to the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any and all of the Property, second, to pay all reasonable attorney’s fees and legal expenses incurred by Lender in connection with or incident to the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any and all of the Property, third, to pay all matured and unpaid Secured Obligations, in whole or in part by Lender against, all or any part of the Secured Obligations in such order as Lender shall elect, fourth, if and to the extent any of the Secured Obligations are unmatured or contingent, to provide cash collateral for all such Secured Obligations, and fifth, in accordance with applicable Law. If the proceeds of the sale of the Property or other collateral, if any, for the Loan are insufficient to pay all of the Secured Obligations, Borrower agrees to pay upon demand any deficiency to Lender, except to the extent, if any, that Borrower’s obligation to make payment therefor may be limited under the terms of the Note.

Section 13.8         Waivers.   To the extent permitted by Law, Borrower waives: (1) the right to assert a counterclaim, other than a mandatory counterclaim, in any action or proceeding in which Lender is a party, (2) the benefit of all Laws now or hereafter in force regarding appraisement, valuation, stay, extension, reinstatement and redemption, (3) all rights of marshalling of assets in the event of any sale hereunder of the Property or any part thereof or any interest therein, (4) any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage on behalf of Lender, and on behalf of each and every Person acquiring any interest in or title to the Property subsequent to the date of this Mortgage and on behalf of all Persons, (5) any notices of any nature whatsoever from Lender except with respect to matters for which this Mortgage and/or the Loan Documents specifically and expressly provides for the giving of notice by Lender to Borrower and except with respect to matters for which Lender is required by applicable Law to give notice, (6) the pleading, assertion or the defense of any statute of limitations as a defense to payment of the Secured Obligations or performance of any other obligations under any Loan Document, (7) any defense Borrower might assert or have by reason of Lender’s failure to make any Tenant a party defendant in any foreclosure proceeding or action in Lender is a party and (8) any claim or right to require that any of the Property be sold in the inverse order of alienation or that any of the Property be sold in parcels or as an entirety.

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Section 13.9         Borrower’s Use and Occupancy after Default.   During the continuance of any Event of Default and pending the exercise by Lender of its right to exclude Borrower from all or any part of the Property, Borrower agrees to pay then current market rents for the use and occupancy of the Property or any portion thereof which are in its or any of its Affiliates’ possession for such period and, upon default of any such payment, will vacate and surrender possession of the Property to Lender or to a receiver, if any, and in default thereof may be evicted by any summary action or proceeding for the recovery of possession of Property for non-payment of rent, however designated.

Section 13.10         Transfer Taxes.   Any provisions in this Agreement to the contrary notwithstanding, Borrower hereby agrees to pay any and all State and local real property and other transfer taxes payable in connection with a sale or other conveyance of the Property arising or resulting from Lender’s exercise of any right or remedy available to it. Borrower hereby irrevocably appoints Lender its true and lawful attorney to act in Borrower’s name and stead in completing any and all returns, questionnaires, notices of sale or other documents which may be required in connection with any such transfer or the payment of any such transfer tax or other tax.

Section 13.11         Late Charge.   If any monthly payment due hereunder or under the Note (other than the final payment due upon the Maturity Date) is not received by Lender on or before the 15th day of each month or if any other amount payable under the Note, this Mortgage any other Loan Document is not received by Lender within 14 days after the date such amount is due, the Borrower shall pay to Lender, immediately and without demand by Lender, a late charge equal to 5 percent (5.00%) of such monthly installment or other amount due, however, (i) in the event of acceleration of payment of the entire principal balance and accrued interest or (ii) after the Maturity Date, no additional late charge will be assessed provided, further, that those late charges which had previously been assessed shall continue to be due and payable. Borrower acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan and that it is extremely difficult and impractical to determine those additional expenses. Borrower agrees that the late charge payable pursuant to this Section represents a fair and reasonable estimate of the additional expenses Lender will incur by reason of such late payment. The late charge is payable in addition to, and not in lieu of, any interest payable at the Default Rate.

Section 13.12         Default Rate.   At the option of Lender in its sole discretion, interest due and payable hereunder and on the Loan shall convert to, accrue at and be charged at the Default Rate upon the occurrence of any of the following:

(a)          any Event of Default which continues beyond any applicable notice and cure period;

(b)          failure to pay the unpaid principal balance, all accrued interest and all other charges due under the Note, this Mortgage and any other Loan Document on the Maturity Date; or

(c)          the acceleration of the Secured Obligations.

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Article 14
Transfer of Loan

Section 14.1         Transfer of Loan.   Lender may, at any time, sell, transfer or assign the Mortgage, Loan and/or Loan Documents, or grant participations therein (“Participations”) or issue mortgage pass-through- certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (“Securities”).

Section 14.2         Sale or Delegation of Servicing.   Lender may, at any time, transfer any and all of the servicing rights with respect to the Loan, or delegate any or all of its responsibilities as Lender under the Loan Documents.

Section 14.3         Dissemination of Information.   Lender may forward to any prospective purchaser, transferee, assignee, servicer of, participant in or investor in the Loan, any Participations and/or Securities or any of their respective successors (collectively, “Investors”) or to any rating agency rating the Loan, any Participations and/or Securities, or to any organization maintaining databases on the underwriting and performance of loans, all documents and information (including the Loan Documents) which Lender now has or may hereafter acquire relating to the Secured Obligations and to Borrower, any Guarantor, any Indemnitor and the Property, including financial statements whether furnished by Borrower, any Guarantor, any Indemnitor or otherwise, as Lender determines necessary or desirable. Borrower irrevocably waives any and all rights it may have under applicable Law to prohibit such disclosure, including any right of privacy.

Section 14.4         Cooperation/Disclosure of Information.   Borrower, each Guarantor and each Indemnitor agree to cooperate with Lender in connection with any transfer made or any Participation and/or Securities created pursuant to this Article, including the delivery of an Estoppel Certificate and such other documents as may be reasonably requested by Lender. Borrower shall execute, acknowledge, and deliver, at its sole cost and expense, all further acts, deeds, conveyances, assignments, estoppel certificates, financing statements, transfers and assurances as Lender may reasonably require from time to time in order to better assure, grant, and convey to Lender the rights intended to be granted, now or in the future, to Lender under this Mortgage and any other Loan Document.

Article 15
Miscellaneous

Section 15.1         Borrower Remains Liable.   In all events, including the exercise by Lender of any rights or remedies under this Mortgage, Borrower remains liable to perform all of its duties and obligations under the Property Agreements to the same extent as if this Mortgage had not been executed. Lender shall not have any obligation or liability under any Property Agreements by reason of this Mortgage, nor shall Lender be obligated to perform any of the obligations or duties of Borrower under, or to take any action to collect or enforce any claim or rights under, any Property Agreements. The powers conferred on Lender under this Mortgage are solely to protect its interest in the Property and such other interests as the Lender shall elect in its sole discretion to protect, and shall not impose any duty upon it to exercise any such powers.

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Section 15.2         Appointment of Lender Attorney-in-Fact.   Borrower hereby irrevocably appoints Lender attorney-in-fact, with full authority in the place and stead of Borrower and in the name of Borrower, Lender or otherwise (1) to take any and all action and exercise all rights and remedies granted to Lender under this Mortgage, and (2) to execute any instrument which Lender may deem necessary or advisable to accomplish the purpose(s) of this Mortgage. Borrower hereby ratifies and approves all acts of Lender as its attorney-in-fact pursuant to this Section, and Lender, as its attorney-in-fact, will not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, other than those which result from Lender’s gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable so long as this Mortgage remains in effect.

Section 15.3         Indemnity/Expenses; Fees and Charges; Protective Advances.   Borrower agrees to indemnify Lender and each of its directors, officers, employees, agents and affiliates from and against any and all claims, losses and liabilities growing out of or resulting from this Mortgage or the transactions contemplated by this Mortgage (including enforcement of any right or remedy under this Mortgage or any Loan Document). Borrower shall pay to Lender, whether or not demand be made, the following amounts:

A.           Any and all costs and expenses, including the fees and out of pocket expenses and disbursements of Lender’s counsel and of any experts and agents, which Lender may incur in connection with any aspect of this Mortgage or any Loan Document including (1) any amendment to this Mortgage, (2) Intentionally omitted, (3) out of pocket filing or recording fees or taxes incurred with respect to or in connection with this Mortgage, (4) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Property, (5) the exercise or enforcement of any of the right or remedy of Lender under this Mortgage or any other Loan Document or (6) the failure by Borrower to perform or observe any of the provisions of this Mortgage;

B.           The charge(s), including the out of pocket fees and charges of Lender’s attorneys and their out of pocket expenses which the Lender may, at its option, impose and/or incur for (a) the processing on its records of any change of ownership or substitution of bondsman or (b) any letter advice as to the amount of principal and interest owing on this Mortgage, (c) any inspection(s) of the Property, including any inspection(s) of the Property permitted hereunder or required in connection with any escrow(s) that may be held by the Lender including those held in connection with payment of Casualty Insurance Proceeds or Condemnation Proceeds or Condemnation Award(s) or (d) any and all other matters, documents, inquiries or agreements relating to, in connection with or arising as a result of this Mortgage, any Loan Document or the Property, including any modification, extension, advance, additional loan, lease, consent (including any consents to a lease, replacement lease, lease modification, subordination and non- disturbance agreement, change in tenant(s), subletting and/or assignment of any lease), subordination, waiver, easement, loan review, loan restructuring, special agreement, reduction certificate, estoppel, assignment, satisfaction and discharge and any matters relating to insurance, the Escrow Fund, completion of construction, repairs, Restoration and Replacement;

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C.           All out of pocket attorney’s fees, costs, expenses and disbursements paid or incurred by Lender in connection with any action or proceeding which is threatened or commenced and which relates to, is connected with or concerns the Mortgage, the Lien hereof, the Note, any other Loan Document, the Loan, any Obligated Party or the Property, whether or not suit be brought, whether or not the holder hereof is or is made a party to such action or proceeding, whether or not incurred prior to the commencement of, during or after the completion of any such action or proceeding and whether occurring pre- or post-judgment (including an action to foreclose this Mortgage, an action to collect any part of the Secured Obligations, an action on any Guaranty or Indemnity, any post-judgment collection efforts, any receivership, any proceeding relating to any Insolvency Laws or Bankruptcy Event (whether voluntary or involuntary), any actions or efforts for relief from any stays, any reorganization, any motions, any administrative action or proceeding, any appellate proceeding or motion and any action or proceeding in probate, law, equity or otherwise); and

D.           All costs and expenses in connection with or concerning this Mortgage, the Lien hereof, the Note, any other Loan Document, the Loan, any Obligated Party or the Property, and the preparation, execution, and delivery of the Mortgage and all Loan Documents including the out of pocket fees and disbursements of counsel appointed by Lender and incurred or paid by Lender, surveys, appraisals, premiums for policies of title and other insurance.

E.           Interest as hereinabove provided shall accrue on such fees, costs, expenses and disbursements from the earlier to occur of (a) the date such fees, costs, expenses or disbursements are incurred or (b) the date such fees, costs, expenses or disbursements are paid.

F.           If Borrower shall fail to perform any of the covenants contained this Mortgage, Lender may make advances to perform the same on its behalf. The provisions of this Section shall not prevent any default in the observance of any covenant contained herein from constituting an Event of Default.

G.           Any reference to attorneys’ or counsels’ fees paid or incurred by Lender shall be deemed to and shall include the fees, costs and disbursements of paralegals and legal assistants.

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H.           All advances and payments made and/or fees, costs, expenses, disbursements, payments, liabilities, bills, claims and charges paid or incurred and/or any indemnity payment or other payment due, owing or collectible under or pursuant to this Mortgage or any other Loan Document shall be deemed to be and are a Lien upon the Property and shall be deemed to be and are secured by this Mortgage, including those: (a) to preserve or protect the Property; (b) for labor and materials incurred in connection with the Property; (c) in operating, using, managing, inspecting, maintaining, repairing or constructing, or the custody of, the Property including Restoration and Replacement; (d) of Lender’s counsel, experts and agents and any receiver or custodian; (e) in payment of any taxes and fees including mortgage recording tax and recording fees; (f) in the sale of, collection from, or other realization upon, any of the Property or the proceeds thereof; (g) in the exercise or enforcement of any of the right or remedy of Lender; (h) incurred in connection with the failure by Borrower to perform or observe any of the provisions of this Mortgage or any Loan Document; (i) Intentionally omitted; (j) of any accountant(s) in auditing or reviewing any Books and Records after the Event of Default; or (k) specified in any provision of this Mortgage or any Loan Document (collectively, “Advances and Expenses”). All Advances and Expenses shall constitute a demand obligation owing by Borrower to Lender and Borrower shall repay to Lender all Advances and Expenses whether or not demand be made. All Advance and Expenses shall bear interest from the earlier to occur of the date of expenditure or the date of incurrence until paid at the rate(s) specified in the Note (including at the Default Rate from the date of effectiveness of the Default Rate) and shall be collectible by Lender in any action or upon the exercise by Lender of any right or remedy including any action to foreclose this Mortgage and shall be deemed to be and are secured hereby.

Section 15.4         Amendments.   No amendment or waiver of any provision of this Mortgage, nor consent to any departure by Borrower from this Mortgage, shall in any event be effective unless the same shall be in writing and signed by Lender and Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 15.5         Notices.   All notices and other communications provided for under this Mortgage shall be in writing via (a) personal delivery, (b) U.S. mail (via certified mail, return receipt requested, postage prepaid), or (c) a reputable overnight delivery service (nationally recognized within the United States of America) which maintains a record of its deliveries and with arrangements for the payment of delivery charges by the party sending notice and addressed, in the case of notice given pursuant “(a)”, “(b)” or “(c)”, above, if to Borrower, to its address set forth in the preamble of this Mortgage and, if to Lender, to its address specified in the preamble of this Mortgage, or, as to either such party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section.

Notice shall be deemed to have been given (a), if made by personal delivery, on the date of such delivery, (b), if made by such overnight delivery service, on the first business day following the day on which such notice was given to such overnight delivery service for delivery in accordance with the preceding paragraph and (c), if made via U.S. mail, on the fourth business day following the deposit of such notice with the U.S. postal service in accordance with the preceding paragraph.

Section 15.6         Transfer of Secured Obligations.   This Mortgage shall be binding upon Borrower and its heirs, executors, administrators, successors, transferees and assigns, with like effect as if such heirs, executors, administrators, successors and assigns were named herein. This Mortgage shall inure to the benefit of Lender and its successors, transferees and assigns. Borrower may not transfer or assign its obligations under this Mortgage. Lender may assign or otherwise transfer all or a portion of its rights or obligations hereunder or with respect to the Secured Obligations to any other party, and such other party shall then become vested with all the benefits in respect of such transferred Secured Obligations and the Lien granted to Lender pursuant to this Mortgage or otherwise.

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Section 15.7         Choice of Law.   This Mortgage, the Note, all other Loan Documents and any determination of deficiency judgments shall be governed, construed, applied and enforced in accordance with the laws of the state in which the Property is located and applicable laws of the United States of America.

Section 15.8         Submission to Jurisdiction.   Borrower hereby irrevocably submits to the jurisdiction of any federal or state court sitting in the County and State in which the Land is located (the “Property Jurisdiction”) over any action or proceeding arising out of or related to this Mortgage, the Note or any other Loan Document and Borrower agrees that personal jurisdiction over Borrower rests with such courts for purposes of any such action. Borrower agrees that any controversy arising under this Mortgage, the Note or any other Loan Document shall be litigated exclusively in the Property Jurisdiction. The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have, exclusive jurisdiction over all controversies which shall arise under this Mortgage, the Note or any other Loan Document. Borrower irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise. Borrower hereby waives personal service by manual delivery and agrees that service of process may be made by prepaid certified mail directed to Borrower at the address of Borrower for notices under this Mortgage or at such other address as may be designated in writing by Borrower to Lender pursuant to the provisions of this Mortgage, and that upon mailing of such process such service will be effective as if Borrower was personally served. Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any manner provided by law. Borrower further waives any objection to venue in any such action or proceeding on the basis of inconvenient forum. Borrower agrees that any action, proceeding, claim, counterclaim, cross- claim, arbitration or the like brought against Lender or any of its officers, directors, employees, affiliates, subsidiaries, partners, successors, assigns, agents, brokers, attorneys or agents (any of the foregoing referred to as a “Defendant”) affecting Lender or the Property or arising out of the Mortgage or any other Loan Document, shall only be brought in the courts having jurisdiction within the Property Jurisdiction, unless Lender consents in writing otherwise.

Section 15.9         Duplicate Originals, Counterparts.   This Mortgage may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Mortgage may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Mortgage. The failure of any party hereto to execute this Mortgage, or any counterpart hereof, shall not relieve the other signatories from the obligations hereunder.

Section 15.10         Miscellaneous.   This Mortgage is in addition to and not in limitation of any other rights and remedies Lender may have by virtue of any other instrument or agreement heretofore, contemporaneously herewith or hereafter executed by Borrower or by law or otherwise. If any provision of this Mortgage is contrary to applicable Law, such provision shall be deemed ineffective without invalidating the remaining provisions of this Mortgage. The headings in this Mortgage are for convenience of reference only, and shall not affect the interpretation or construction of this Mortgage.

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Section 15.11         Severability.   In the event any one or more of the provisions contained herein or in the Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof but this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein, provided however, that if such provision held to be invalid, illegal or unenforceable relates to the payment of any sum under the Note or any other material monetary sum, then Lender may, at its option, declare the Secured Obligations and any other sums secured hereby to be immediately due and payable.

Section 15.12         Substitute Mortgages.   Borrower and Lender shall, upon their mutual agreement to do so, execute such documents as may be necessary in order to effectuate the modification hereof, including the execution of substitute mortgages, so as to create two (2) or more liens on the Property in such amounts as may be mutually agreed upon but in no event to exceed, in the aggregate, the Mortgage Amount. In such event, Borrower covenants and agrees to pay the reasonable fees and expenses of Lender and its counsel in connection with any such modification.

Section 15.13         Satisfaction or Assignment of Mortgage.   Upon payment in full of the Secured Obligations and the performance of all obligations secured hereby in accordance with the terms and conditions of this Mortgage and the other Loan Documents, Lender shall deliver a satisfaction or release of this Mortgage or at Borrower’s option to be exercised in writing, an assignment hereof, in either case in proper form for recording. As a condition to any such satisfaction or assignment, Borrower covenants and agrees to pay Lender’s reasonable fees and expenses (including attorneys’ fees, Lender’s processing fee of up to $1,500.00 and all out of pocket expenses of the Lender) actually incurred in connection therewith. Upon any such satisfaction or assignment, Lender shall, automatically and without the need for any further documentation, be absolutely and unconditionally released from any and all claims or liabilities in connection with the Loan. In addition, Borrower hereby indemnifies and agrees to hold Lender harmless from and against any and all claims and liabilities arising out of the satisfaction or assignment hereof, such indemnification to survive any such satisfaction or assignment.

Section 15.14         No Oral Modifications.   The terms and provisions of this Mortgage, the Note and all Loan Documents shall not be changed, modified, or discharged in whole or part except by an instrument in writing signed by the party against whom enforcement of such change, modification or discharge is sought or by its agent thereunto duly authorized in writing.

Section 15.15         Joint and Several.   If more than one Person signs this Mortgage, the obligations of such Persons shall be joint and several.

Section 15.16         No Representation by Lender.   By accepting or approving anything required to be observed, performed or fulfilled, or to be given to Lender, pursuant to this Mortgage or any other Loan Document, including any officer’s certificate, balance sheet, statement, survey or appraisal, Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or representation with respect thereto by Lender.

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Section 15.17         WAIVER OF JURY TRIAL.   BORROWER AND LENDER EACH (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS INSTRUMENT, THE NOTE OR ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIP BETWEEN THE PARTIES AS BORROWER AND LENDER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK.

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IN WITNESS WHEREOF this Mortgage has been executed by Borrower as of the date first written above.

Date: As of October __, 2014	BORROWER:

Renaissance Equity Holdings LLC A

By:	/s/ David Bistricer
Name:	David Bistricer
Title:	Manager

Renaissance Equity Holdings LLC B

By:	/s/ David Bistricer
Name:	David Bistricer
Title:	Manager

Renaissance Equity Holdings LLC C

By:	/s/ David Bistricer
Name:	David Bistricer
Title:	Manager

Renaissance Equity Holdings LLC D

By:	/s/ David Bistricer
Name:	David Bistricer
Title:	Manager

[Signatures Continue on Next Page]

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Renaissance Equity Holdings LLC E

By:	/s/ David Bistricer
Name:	David Bistricer
Title:	Manager

Renaissance Equity Holdings LLC F

By:	/s/ David Bistricer
Name:	David Bistricer
Title:	Manager

Renaissance Equity Holdings LLC G

By:	/s/ David Bistricer
Name:	David Bistricer
Title:	Manager

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State of New York	)
: ss.:
County of New York	)

On the 30th day of October, 2014, before me, the undersigned, personally appeared David Bistricer, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signatures on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Mordche Fuchs
Notary Public

NORDCHE FUCHS
Notary Public, State of New York
No. 01FU6090431
Qualified in Kings County
Commission Expires April 14, 2015

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SCHEDULE A

Parcel I

All that certain Lot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Borough of Brooklyn, County of Kings, City and State of New York, bounded and described as follows:

BEGINNING at a point on the southerly side of Newkirk Avenue distant 130 feet easterly from the corner formed by the intersection of the southerly side of Newkirk Avenue and the easterly side of Nostrand Avenue;

RUNNING THENCE southerly parallel with Nostrand Avenue 430 feet to the northerly side of Foster Avenue;

THENCE easterly along the northerly side of Foster Avenue 139 feet 6 inches;

THENCE northerly parallel with Nostrand Avenue 430 feet to the southerly side of Newkirk Avenue;

THENCE westerly along the southerly side of Newkirk Avenue 139 feet 6 inches to the point or place of BEGINNING.

BEING COMMONLY KNOWN AS 3101/3 Foster Avenue a/k/a 3102/4 Newkirk Avenue, Brooklyn, New York.

Parcel II

All that certain Lot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Borough of Brooklyn, County of Kings, City and State of New York, bounded and described as follows:

BEGINNING at the comer formed by the intersection of the southerly side of Foster Avenue and the westerly side of New York Avenue;

RUNNING THENCE westerly along the southerly side of Foster Avenue 265 feet;

THENCE southerly parallel with New York Avenue 395 feet to the northerly side of Farragut Place;

THENCE easterly along the northerly side of Farragut Place and parallel with Foster Avenue 60 feet to the easterly side of East 32nd Street;

THENCE southerly along the easterly side of East 32nd Street and parallel with the westerly side of New York Avenue 40 feet;

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THENCE easterly parallel with Foster Avenue 205 feet to the westerly side of New York Avenue;

THENCE northerly along the westerly side of New York Avenue 435 feet to the corner, the point or place of BEGINNING.

BEING COMMONLY KNOWN AS 3202-3224 Foster Avenue a/k/a 1402-1416 New York Avenue, Brooklyn, New York

Parcel III

All that certain Lot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Borough of Brooklyn, County of Kings, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the southerly side of Newkirk Avenue and the westerly side of New York Avenue;

RUNNING THENCE southerly along the westerly side of New York Avenue 430 feet to the northerly side of Foster Avenue;

THENCE westerly along the northerly side of Foster Avenue 455 feet 6 inches;

THENCE northerly parallel with New York Avenue 430 feet to the southerly side of Newkirk Avenue;

THENCE easterly along the southerly side of Newkirk Avenue 455 feet 6 inches to the comer, the point or place of BEGINNING.

BEING COMMONLY KNOWN AS 1368 New York Avenue a/k/a 1350-1372 New York Avenue, Brooklyn, New York.

Parcel IV

All that certain Lot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Borough of Brooklyn, County of Kings, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the southerly side of Newkirk Avenue and the easterly side of New York Avenue;

RUNNING THENCE southerly along the easterly side of New York Avenue 430 feet to the northerly side of Foster Avenue;

THENCE easterly along the northerly side of Foster Avenue 720 feet to the westerly side of Brooklyn Avenue;

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THENCE northerly along the westerly side of Brooklyn Avenue 197 feet 6 inches;

THENCE westerly parallel with Foster Avenue 200 feet to the easterly side of East 35th Street;

THENCE southerly along the easterly side of East 35th Street 20 feet;

THENCE westerly parallel with Foster Avenue and along the southerly side of Victor Road 320 feet to the westerly side of East 34th Street;

THENCE northerly along the westerly side of East 34th Street 252 feet 6 inches to the southerly side of Newkirk Avenue;

THENCE westerly along the southerly side of Newkirk Avenue 200 feet to the comer, the point or place of BEGINNING.

BEING COMMONLY KNOWN AS 3505 Foster Avenue a/k/a 3301-3505 Foster Avenue, Brooklyn, New York.

Parcel V

All that certain Lot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Borough of Brooklyn, County of Kings, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the southerly side of Foster Avenue and the easterly side of New York Avenue;

RUNNING THENCE southerly along the easterly side of New York Avenue 435 feet;

THENCE easterly parallel with Foster Avenue 200 feet to the westerly side of East 34th Street;

THENCE northerly along the westerly side of East 34th Street and parallel with New York Avenue 40 feet to the northerly side of Brooklyn Road;

THENCE easterly along the northerly side of Brooklyn Road and parallel with Foster Avenue 131 feet;

THENCE northerly parallel with New York Avenue 395 feet to the southerly side of Foster Avenue;

THENCE westerly along the southerly side of Foster Avenue 331 feet to the corner the point or place of BEGINNING.

BEING COMMONLY KNOWN AS 1401 New York Avenue a/k/a 1401-1419 New York Avenue, Brooklyn, New York.

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Parcel VI

All that certain Lot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Borough of Brooklyn, County of Kings, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the southerly side of Foster Avenue and the westerly side of Brooklyn Avenue;

RUNNING THENCE southerly along the westerly side of Brooklyn Avenue 435 feet;

THENCE westerly parallel with Foster Avenue 200 feet to the easterly side of East 35th Street;

THENCE northerly along the easterly side of East 35th Street and parallel with Brooklyn Avenue 40 feet to the northerly side of Brooklyn Road;

THENCE westerly along the northerly side of Brooklyn Road and parallel with Foster Avenue 189 feet;

THENCE northerly parallel with Brooklyn Avenue 395 feet to the southerly side of Foster Avenue;

THENCE easterly along the southerly side of Foster Avenue 389 feet to the corner, the point or place of BEGINNING.

BEING COMMONLY KNOWN AS 1402 Brooklyn Avenue a/k/a 1402-1420 Brooklyn Avenue, Brooklyn, New York.

Parcel VII

All that certain Lot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Borough of Brooklyn, County of Kings, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the southerly side of Foster Avenue and the easterly side of Brooklyn Avenue;

RUNNING THENCE southerly along the easterly side of Brooklyn Avenue 475 feet;

THENCE easterly parallel with Foster Avenue 100 feet;

THENCE northerly parallel with Brooklyn Avenue 475 feet to the southerly side of Foster Avenue;

THENCE westerly along the southerly side of Foster Avenue 100 feet to the corner, the point or place of BEGINNING.

Mortgage	CD Form 127	Page 68
Loan No. 110669583 File No. 123-32531	04-09-11

BEING COMMONLY KNOWN AS 1405 Brooklyn Avenue a/k/a 1421 & 1425 Brooklyn Avenue, Brooklyn, New York.

Borrower:	Renaissance Equity Holdings LLC A, Renaissance Equity Holdings LLC B,
Renaissance Equity Holdings LLC C, Renaissance Equity Holdings LLC D,
Renaissance Equity Holdings LLC E, Renaissance Equity Holdings LLC F and
Renaissance Equity Holdings LLC G

Lender:	New York Community Bank

County:	Kings

Premises:

Block:	4964,	Lot:	47

3101/3 Foster Avenue a/k/a 3102/4 Newkirk Avenue, Brooklyn, New York

Block:	4995,	Lot:	30

3202-3224 Foster Avenue a/k/a 1402-1416 New York Avenue, Brooklyn, New York

Block:	4964,	Lot:	40

1368 New York Avenue a/k/a 1350-1372 New York Avenue, Brooklyn, New York

Block:	4967,	Lot:	40

3505 Foster Avenue a/k/a 3301-3505 Foster Avenue, Brooklyn, New York

Block:	4981,	Lot:	1

1401 New York Avenue a/k/a 1401-1419 NewYork Avenue, Brooklyn, New York

Block:	4981,	Lot:	50

1402 Brooklyn Avenue a/k/a 1402-1420 Brooklyn Avenue, Brooklyn, New York

Block:	5000,	Lot:	200

1405 Brooklyn Avenue a/k/a 1421 & 1425 Brooklyn Avenue, Brooklyn, New York

1.	☐	The attached mortgage covers real property improved by a one or two family dwelling only.

2.	☐	The attached mortgage covers real property principally improved or to be improved by one or more structures containing in the aggregate not more than six residential dwelling units, each having their own separate cooking facilities.

3.	☒	The attached mortgage does not cover real property improved as described above.

Mortgage	CD Form 127	Page 69
Loan No. 110669583 File No. 123-32531	04-09-11

Date: As of October __, 2014	BORROWER:

Renaissance Equity Holdings LLC A

By:	/s/ David Bistricer
Name:	David Bistricer
Title:	Manager

Renaissance Equity Holdings LLC B

By:	/s/ David Bistricer
Name:	David Bistricer
Title:	Manager

Renaissance Equity Holdings LLC C

By:	/s/ David Bistricer
Name:	David Bistricer
Title:	Manager

Renaissance Equity Holdings LLC D

By:	/s/ David Bistricer
Name:	David Bistricer
Title:	Manager

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Mortgage	CD Form 127	Page 70
Loan No. 110669583 File No. 123-32531	04-09-11

Renaissance Equity Holdings LLC E

By:	/s/ David Bistricer
Name:	David Bistricer
Title:	Manager

Renaissance Equity Holdings LLC F

By:	/s/ David Bistricer
Name:	David Bistricer
Title:	Manager

Renaissance Equity Holdings LLC G

By:	/s/ David Bistricer
Name:	David Bistricer
Title:	Manager

Mortgage	CD Form 127	Page 71
Loan No. 110669583 File No. 123-32531	04-09-11

RIDER TO MORTGAGE

This rider is attached to and made a part of that certain Mortgage, Assignment of Leases and Rents and Security Agreement dated as of the 31st day of October, 2014 (“Mortgage”) given by Renaissance Equity Holdings LLC A, Renaissance Equity Holdings LLC B, Renaissance Equity Holdings LLC C, Renaissance Equity Holdings LLC D, Renaissance Equity Holdings LLC E, Renaissance Equity Holdings LLC F and Renaissance Equity Holdings LLC G, collectively as Borrower, to New York Community Bank, as Lender. The following provisions modify or supplement the terms and provisions of the foregoing Mortgage. In the event of any conflict between the terms and provisions of this Rider and the terms and provisions of the foregoing Mortgage, the terms and provisions of this Rider shall control.

A.           EXCEPTIONS TO DUE-ON-TRANSFER PROVISIONS

Notwithstanding the provisions of Section 12.2(1)(e) of the Mortgage, the Lender agrees that, provided the Loan hereunder is not in default, declared or undeclared, beyond applicable notice, grace and cure periods and David Bistricer maintains direct managerial control of the Borrower, after any such transfer, the following transfers shall not constitute a Prohibited Transfer:

i.            transfers to immediate family members, existing members or partners or to trusts for the benefit of themselves and/or members of their families, existing members or partners or entities comprised of same, and by operation of law;

ii.          transfers of not more than 49% of the membership interests in the Borrower to a third party; or

iii.         transfers of up to 100% of the membership interests in the Borrower to a Publicly- Held Trust (as defined below), subject to the terms and conditions listed in 1) through 3) below which must be satisfied as determined by Lender in its sole discretion:

1)	Borrower provides thirty (30) days’ prior written notice of such proposed transfer to Lender;

2)	David Bistricer maintains direct managerial control of the Publicly Held Trust and the Borrower after the transfer; and

3)	At the time of such proposed transfer(s), the transferor(s) and/or the Publicly- Held Trust provides the executed assignments of membership interest in the applicable Borrower, and organizational documents of the Publicly-Held Trust.

“Publicly-Held Trust” shall mean a real estate investment trust the outstanding voting shares or beneficial interests of which are registered under Section 12 (b) or 12 (g) of the Securities Exchange Act of 1934, as amended.

Mortgage	CD Form 127	Page 72
Loan No. 110669583 File No. 123-32531	04-09-11

B.           NOTICE AND CURE

Notwithstanding any of the provisions contained herein to the contrary, the Lender shall provide Borrower written notice of any default herein. If Borrower is in default in the payment to Lender of any sum or amount of money which may fall due or be payable from time to time under the term of the mortgage hereunder (“a monetary default”), Borrower shall have a period of ten (10) days after Lender’s giving of such notice within which time such default must be cured. If Borrower is in default, other than a monetary default, Borrower shall have a period of thirty (30) days after Lender’s giving of such notice within which time such default must be cured. However, in the event such default cannot, in the reasonable determination of Lender, be cured within such thirty (30) day period, and provided Borrower has immediately commenced to take all action necessary to cure said default and continues to proceed diligently, without interruption and in good faith, to cure such default, the Lender may in its sole discretion grant Borrower an additional thirty (30) day period within which time all actions required as set forth in Lender’s notice of default under this paragraph shall be completed. Any such default not cured within said thirty (30) day period shall be subject to all of the other terms and provisions contained in this Agreement. It is further agreed that no such notice or grace period provided in this paragraph shall apply in the case of any such failure which could, in Lender’s reasonable judgment, absent immediate exercise by Lender of a right or remedy under this Mortgage, result in harm to Lender, impairment of the Note or this Mortgage or any other security given under any other Loan Document.

C.           INSURANCE PROCEEDS FOR RESTORATION

Notwithstanding the provisions of Section 6.12 of the Mortgage, the Lender shall permit the usage of Casualty Insurance Proceeds for Restoration if the conditions set forth in “Conditions to Use of Insurance Proceeds for Restoration” (Section 6.14) are satisfied, provided, however, that all business interruption or rent loss insurance proceeds shall be applied in accordance with “Business Interruption Insurance “(Section 6.3(3)).

Section 6.14         Conditions to Use of Insurance Proceeds for Restoration.   The Lender shall permit the Borrower to use the Casualty Insurance Proceeds to pay for the cost of the Restoration, provided that, before Borrower can use any of the Casualty Insurance Proceeds to pay for the cost of the Restoration, Borrower must satisfy each of the following conditions: (1) other than the occurrence of the Casualty, no Default or Event of Default has occurred or occurs after the occurrence of the Casualty, (2) Borrower notifies Lender in writing within ten (10) days of the occurrence of the Casualty; (3) less than twenty-five percent (25%) of the total floor area of the Improvements has been damaged, destroyed or rendered unusable as a result of the Casualty, (4) the Property can be restored, in Lender’s determination, within nine (9) months of the Casualty and at least one (1) year prior to the maturity of the Note to an economic condition not materially less valuable and not less useful than the same was prior to the occurrence of the Casualty and which will result in a loan to value ratio no higher than the loan to value ratio as of the date of this Mortgage and with a debt service coverage ratio no lower than the debt service coverage ratio as of the date of this Mortgage, as determined by Lender, (5) after such Restoration the Property and the use of the Property will be in compliance with all Laws, (6) if such Casualty results in the loss of access to the Property or the Improvements then such access is replaced by new Improvements to the Property or an access easement, (7) the Casualty Insurance Proceeds are deposited with Lender, (8) the insurance carrier has not denied liability to Borrower, (9) Borrower submits plans and specifications for such Restoration and such plans and specifications are approved by Lender, (10) Borrower submits a budget for such Restoration, together with satisfactory evidence to support such budget, and such budget is approved by Lender, (11) Borrower obtains all Permits required for the Restoration and provides copies of all such Permits to Lender, (12) Lender determines, in its sole discretion, that the Casualty Insurance Proceeds together with additional sums, if any, provided by Borrower and deposited with Lender to pay for the Restoration (“Additional Restoration Funds”) are sufficient to pay all costs related to the Restoration as nearly as possible to its value, condition and character immediately prior to such Casualty and in accordance with sub-section “(4)”, immediately above, (13) Intentionally Omitted, (14) Borrower delivers to Lender a pro forma computation, satisfactory to Lender, demonstrating that during the period of time required to complete the Restoration and for the twelve (12) months thereafter, Borrower will be able to make all payments of principal and interest required under the Loan Documents and that Borrower will be able to meet all other operating costs and other expenses relating to the Property and (15) Borrower maintains all Required Insurance. If the Casualty Insurance Proceeds are made available to Borrower, then Borrower agrees to commence and shall diligently prosecute the Restoration to completion. If Borrower at any time fails to satisfy any such condition then Lender may apply all such Casualty Insurance Proceeds to a reduction or discharge of the Secured Obligations whether or not then due and payable in such order as Lender may elect.

Mortgage	CD Form 127	Page 73
Loan No. 110669583 File No. 123-32531	04-09-11

Section 6.15         Conditions to Release of Casualty Proceeds to Restore or Repair.   If Lender has authorized the use of the Casualty Insurance Proceeds to pay for the Restoration and all of the conditions set forth in “Conditions to Use of Insurance Proceeds for Restoration” (Section 6.14) are satisfied then the Casualty Insurance Proceeds, together with any Additional Restoration Funds, shall be placed in a separate non-interest bearing account (“Restoration Account”) to be used to pay for the Restoration. Funds will be released from the Restoration Account from time to time if and when the following conditions are satisfied in the case of each such release: (1) there exists no Default or Event of Default, (2) Borrower commences Restoration within ninety (90) days of the occurrence of the Casualty; (3) Borrower is diligently pursuing the Restoration, and the Restoration is in compliance with all applicable Laws, (4) all work to be performed in connection with the Restoration is pursuant to a written contract previously approved by Lender, (5) Lender is satisfied, at all times, that the funds in the Restoration Account are sufficient to complete the Restoration and to pay all related expenses, (6) there are no notices of pendency, stop orders, mechanic’s or materialman’s Liens or notices of intention to file any of the foregoing, or other Liens on the Property other than Permitted Liens and those to be discharged with the requested release of funds, (7) a satisfactory bring-down or continuation of title insurance on the Property is delivered to Lender, (8) receipt of satisfactory evidence of the state of completion and performance of the work in a good and workmanlike manner and in accordance with the contracts, plans and specifications acceptable to Lender, together with such related documentation and information as Lender may request, including architect’s certificates, waivers of lien, contractor’s sworn statements, bonds, plats of survey and such other reasonable evidences of cost, payment and performance as Lender may reasonably require and approve, including receipted bills, and (9) such other conditions as are customarily imposed by institutional construction mortgagees. In each case the release of funds shall not exceed the cost of the work completed to be paid for with such funds and ten (10%) percent of each requested release may be retained until the Restoration is completed. Such retained funds will not be released until (1) the Restoration is complete, (2) all Permits for the re- occupancy and use of the Property have been obtained and (3) the cost of the Restoration has been paid in full or will be paid in full out of such retained funds. To the extent that any funds remain after payment for the Restoration, the same shall be applied against the Secured Obligations in such order as Lender may elect.

Mortgage	CD Form 127	Page 74
Loan No. 110669583 File No. 123-32531	04-09-11

Section 6.15         Minimum Insurance Claims.   Notwithstanding the other provisions of this Mortgage, if the maximum potential Casualty Insurance Proceeds with respect to any Casualty or series of related Casualties is equal to or less than $250,000.00, then, provided no Default or Event of Default exists, Borrower shall have the right to settle such insurance claims and to retain such Casualty Insurance Proceeds to pay for the cost of the Restoration. In that case Borrower agrees to restore the Property to its condition prior to such Casualty, in a good and workmanlike manner, in compliance with any applicable Laws and the requirements of any Leases, free and clear of Liens, other than Permitted Liens. To the extent that any funds remain after payment for the Restoration, the same shall be paid to Lender and applied against the Secured Obligations in such order as Lender may elect, without payment of any prepayment penalty or premium.

D.           CROSS DEFAULT

This Mortgage is subject and subordinate to the First Mortgage (as hereinafter defined), and an Event of Default as that term is defined in that certain Consolidation, Modification and Extension Agreement, Assignment of Leases and Rents and Security Agreement, Loan Number 110639502, dated September 24, 2012, made by and between Borrower and Lender, in the principal amount of $150,000,000.00 (the “First Mortgage”), and duly recorded in the Office of the Register of the City of New York, County of Kings, State of New York as City Register File Number 2012000414207, shall constitute an Event of Default hereunder. Borrower hereby further covenants and agrees that any Event of Default hereunder shall be deemed an Event of Default and breach of the covenants under the First Mortgage. In addition, this Mortgage must be satisfied in full in the event that the First Mortgage is accelerated or paid in full, which in no event shall be later than October 1, 2024.

E.           ESCROW FUND

Notwithstanding the provisions of Section 4.7 of the Mortgage, the Escrow Fund shall be suspended under this Mortgage for so long as Real Property Taxes are being escrowed under the First Mortgage.

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Mortgage	CD Form 127	Page 75
Loan No. 110669583 File No. 123-32531	04-09-11

Renaissance Equity Holdings LLC A

By:	/s/ David Bistricer
Name:	David Bistricer
Title:	Manager

Renaissance Equity Holdings LLC B

By:	/s/ David Bistricer
Name:	David Bistricer
Title:	Manager

Renaissance Equity Holdings LLC C

By:	/s/ David Bistricer
Name:	David Bistricer
Title:	Manager

Renaissance Equity Holdings LLC D

By:	/s/ David Bistricer
Name:	David Bistricer
Title:	Manager

[Signatures Continue on Next Page]

Mortgage	CD Form 127	Page 76
Loan No. 110669583 File No. 123-32531	04-09-11

Renaissance Equity Holdings LLC E

By:	/s/ David Bistricer
Name:	David Bistricer
Title:	Manager

Renaissance Equity Holdings LLC F

By:	/s/ David Bistricer
Name:	David Bistricer
Title:	Manager

Renaissance Equity Holdings LLC G

By:	/s/ David Bistricer
Name:	David Bistricer
Title:	Manager

Mortgage	CD Form 127	Page 77
Loan No. 110669583 File No. 123-32531	04-09-11